Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant ☒                        Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Diplomat Pharmacy, Inc.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which the transaction applies:

	(2)	Aggregate number of securities to which the transaction applies:

	(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of the transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

LETTER TO OUR SHAREHOLDERS

April 22, 2016

To our Shareholders:

We cordially invite you to attend our 2016 annual meeting of shareholders, which will be held on Monday, June 6, 2016, at 1:00 p.m., Eastern Time, at our corporate headquarters, 4100 S. Saginaw St., Flint, Michigan. The business to be conducted at the annual meeting is set forth in the attached Notice of 2016 Annual Meeting of Shareholders and Proxy Statement.

Our growth in 2015 was driven by all aspects of our business as we grew organically in volume from existing drugs, continued to win access to meaningful specialty drug approvals, and strengthened our expertise and national footprint across complex disease states through key acquisitions. Looking ahead, we anticipate a continuation of many of the same trends that drove growth in 2015.

Our philosophy: "Take good care of patients, and the rest falls into place." As soon as we started down the road of specializing as a pharmacy, we knew Diplomat would need to keep evolving in this rapidly developing industry. "Take good care of patients"—what does that really mean today, and in the future? It calls for the need to adapt, as new therapies come to market, and as more opportunities come to customize care for the benefit of the individual in need. Change may be a constant in specialty pharmacy, but one thing that will never change is our relentless drive to make treatment as effective as possible and help our patients thrive.

Thank you for your continued support of Diplomat.

Sincerely,

Philip R. Hagerman
Chairman of the Board and
Chief Executive Officer

Corporate Headquarters
4100 S. Saginaw Street
Flint, MI 48507
(888) 720-4450

DIPLOMAT PHARMACY, INC.
NOTICE OF 2016 ANNUAL MEETING OF SHAREHOLDERS

Our 2016 annual meeting of shareholders will be held on Monday, June 6, 2016 at 1:00 p.m. Eastern Time, at our corporate headquarters at 4100 S. Saginaw St., Flint, Michigan to conduct the following items of business:

  •
  To elect two Class II directors named in the accompanying Proxy Statement, each to serve for a three-year term or until his successor has been duly elected and qualified.

  •
  To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2016.

  •
  To approve (on an advisory basis) the compensation of our named executive officers.

  •
  To transact any other business that may properly come before the meeting or any postponement or adjournment of the meeting.

Only holders of our common stock at the close of business on April 11, 2016, the record date, are entitled to receive this notice and to attend and vote at the annual meeting.

We have elected to furnish proxy materials to you primarily through the Internet, which expedites your receipt of materials, lowers our expenses and conserves natural resources. On or about April 27, 2016, we intend to mail to our shareholders of record a notice containing instructions on how to access our 2016 proxy statement and 2015 annual report through the Internet and how to vote through the Internet. The notice also will include instructions on how to receive such materials, at no charge, by paper delivery (along with a proxy card) or by e-mail. Beneficial owners will receive a similar notice from their broker, bank or other nominee. Please do not mail in the notice, as it is not intended to serve as a voting instrument. Notwithstanding anything to the contrary, the Company may send certain shareholders of record a full set of proxy materials by paper delivery instead of the notice or in addition to sending the notice.

You can elect to receive future proxy materials by e-mail at no charge instead of receiving these materials by paper delivery by voting using the Internet and, when prompted, indicating you agree to receive or access shareholder communications electronically in future years.

Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote promptly and save us the expense of additional solicitation. If you attend the annual meeting, you may revoke your proxy in accordance with the procedures set forth in the Proxy Statement and vote in person.

By Order of the Board of Directors
Sean M. Whelan Chief Financial Officer, Treasurer and Secretary
Flint, Michigan April 22, 2016

PROXY SUMMARY

This proxy summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider and therefore you should read the entire proxy statement before voting. For more complete information regarding the 2015 performance of Diplomat Pharmacy, Inc. (the "Company"), review the Company's annual report on Form 10-K for the year ended December 31, 2015.

Please Vote Today

Your vote is important. Whether or not you plan to attend the annual meeting, we urge you to vote promptly to save us the expense of additional solicitation. Please carefully review the proxy materials for the 2016 annual meeting and follow the instructions below to cast your vote on all of the proposals.

Proposals, Board Recommendations and Required Vote

Board
Proposal		Recommendation	Required Vote
No. 1 -	Election of Directors (page 5)	FOR each nominee	Plurality
No. 2 -	Ratification of Independent Registered Public Accounting Firm (page 38)	FOR	Majority of the votes cast that are entitled to vote
No. 3 -	Advisory Vote to Approve Named Executive Officer Compensation (page 39)	FOR	Majority of the votes cast that are entitled to vote

Voting Methods in Advance of Annual Meeting

Even if you plan to attend the 2016 annual meeting in person, please vote right away using one of the following voting methods (see page 3 for additional details). Make sure to have your proxy card or voting instruction card in hand and follow the instructions.

  •
  Use the Internet.  Visit the website listed on your notice card, proxy card, voting instruction card or e-mail notification.

  •
  Call by Telephone.  Call the telephone number on your notice card, proxy card or voting instruction card.

  •
  Send by Mail.  Sign, date and return your proxy card or voting instruction card in the enclosed envelope.

Attend and Vote at Annual Meeting

Date:	Monday, June 6, 2016
Time:	1:00 p.m. Eastern Time
Location:	Corporate Headquarters, 4100 S. Saginaw St., Flint, Michigan

Shareholders of record and beneficial owners (if in possession of a proxy from your broker, bank or other nominee) as of April 11, 2016 may attend and vote at the annual meeting.

Director Nominees

The Board currently consists of seven directors serving staggered terms. Two Class II directors are to be elected at the annual meeting to hold office until the 2019 annual meeting of shareholders. The Board has re-nominated the current Class II directors, Kenneth O. Klepper and Benjamin Wolin, for three-year terms. The following table provides summary information about such director nominees.

		Director		Primary	Committee	Current Public Company
Name	Age	Since	Independent	Occupation	Memberships	Boards
Kenneth O. Klepper	62	2014	Yes	Former President and Chief Operating Officer of Medco Health Solutions, Inc.	NCGC (Chair), Audit, Compensation	None
Benjamin Wolin	41	2015	Yes	Co-Founder and Chief Executive Officer of Everyday Health, Inc.	Audit, NCGC	Everyday Health, Inc.

Director Qualifications

We believe that our directors as a group have an appropriate mix of qualifications, attributes, skills and experience.

See "Proposal No. 1—Election of Directors—Specific Qualifications, Attributes, Skills and Experience to be Represented on the Board" and "—Director Background and Qualifications" beginning on page 7 for further discussion of these key qualifications that we consider important for service on our Board and additional information on each of our directors.

Ratification of Independent Registered Public Accounting Firm

At the 2016 annual meeting, shareholders are being asked to ratify the appointment of BDO USA, LLP ("BDO") as the Company's independent registered public accounting firm for 2016.

The following table sets forth the fees the Company was billed for audit and other services provided by BDO in 2015. All of such services were approved in conformity with the pre-approval policies and procedures of the Audit Committee and the Audit Committee, based on its reviews and discussions with management and BDO, determined that the provision of these services was compatible with maintaining BDO's independence.

2015 ($)
Audit Fees	557,040
Audit-Related Fees	—
Tax Fees	212,110
All Other Fees	—

Total Fees	769,150

Executive Compensation Highlights

See "Compensation Discussion and Analysis—Executive Summary" beginning on page 17 for a brief summary of key compensation matters for fiscal 2015.

Fiscal 2015 Target Annual Compensation Determinations.

  •
  The 2015 base salaries of named executive officers were determined by the Board in December 2014 and adjusted in March 2015 consistent with historical practice prior to the formation of the Compensation Committee.

  •
  The 2015 bonus plan was approved by the Board, upon the recommendation of the Compensation Committee, in June 2015. The Board determined to include all named executive officers except Mr. Hagerman, our CEO in the Company's annual bonus plan. The 2015 bonus plan for named executive officers and certain other eligible key employees generally memorialized the Company's historical annual bonus plan.

  •
  The 2015 equity award program was also approved in June 2015. All named executive officers participated in the equity award program, as the Board determined to provide all incentive compensation to Mr. Hagerman in the form of performance-based options. The newly designed equity award program for named executive officer annual grants is based upon the grant of options to purchase a number of shares of common stock of the Company, which will be earned or forfeited based upon the Company's performance relative to specified Adjusted EBITDA and revenue goals, in each case exclusive of mergers and acquisitions, for the applicable year.

See "Compensation Discussion and Analysis—Process for Making Compensation Determinations—2015 Target Annual Compensation" for further description of how the components of target annual compensation are determined.

Components of Target Annual Compensation.    The following graphs set forth the various components of target annual compensation approved for the chief executive officer and the other named executive officers in 2015. For purposes of these calculations, base salary includes car allowances and 401(k) contributions.

2015 Actual Performance.    The following tables present actual Adjusted EBITDA and revenue as calculated for purposes of the bonus plan and the equity award program, respectively, and provide the percentage of target bonus and percentage of equity awards earned for 2015. We define Adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization, share-based compensation, restructuring and impairment charges, equity loss and impairment of non-consolidated entities, and certain other items that we do not consider indicative of our ongoing operating performance. For purposes of the bonus plan and equity award program, Adjusted EBITDA and revenue exclude the effect of mergers and acquisitions. Accordingly, Adjusted EBITDA and revenue as presented below and elsewhere in this proxy statement differ from the Company's reported Adjusted EBITDA and revenue in 2015.

		2015 Performance Metric—
	Component	Annual Bonus Plan			% of Target Bonus
Component	% of Target Bonus	Target	Actual		Earned
Adjusted EBITDA(1)	60	$47,670,000	$62,000,000	(2)	125
Revenue	30	$2,981,000,000	$2,970,000,000	(2)	98
Individual Performance	10	Varied	Varied		Varied

		2015 Performance Metric—
	Component	Equity Award Plan		% of Target Award
Component	% of Target Award	Target	Actual(2)	Earned
Adjusted EBITDA	70	$47,670,000	$62,000,000	100
Revenue	30	$2,981,000,000	$2,970,000,000	98

(1)
Maximum target bonus earned for component.

(2)
Subset of total company financial results, as calculated for incentive plans.

For further discussion of our annual incentive bonus plan and our long-term incentive compensation, see "Compensation Discussion and Analysis—2015 Pay for Performance—Annual Bonus Plan" and "—2015 Equity Awards—Performance-based Stock Option Awards."

Corporate Governance Highlights

The Company is committed to good corporate governance appropriate to the Company and its shareholders. Highlights include:

  •
  4 out of 7 independent directors (as of October 2015) and fully independent Board committees (as of March 2016) as we transitioned from controlled company status

  •
  Annual Board and committee performance evaluations

  •
  Hedging and pledging policies

  •
  Robust governance policies

  •
  Shareholder engagement, as appropriate

  •
  An engaged Board—On average, each director attended over 90% of the meetings of the Board and the committees of which he or she was a member

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
JUNE 6, 2016

ABOUT THE ANNUAL MEETING

Who is soliciting my vote?

The Board of Directors (the "Board") of Diplomat Pharmacy, Inc. (the "Company") is soliciting your proxy, as a holder of our common stock, for use at our 2016 annual meeting of shareholders and any adjournment or postponement of such meeting. The 2016 annual meeting will be held on Monday, June 6, 2016, at 1:00 p.m. Eastern Time, at the Company's headquarters at 4100 S. Saginaw St, Flint, Michigan.

The notice of annual meeting, proxy statement and form of proxy was first mailed to shareholders of record of our common stock on or about April 27, 2016.

What is the purpose of the annual meeting?

At the annual meeting, you will be voting on:

  •
  The election of two Class II directors named in this proxy statement, each to serve for a three-year term or until his successor has been duly elected and qualified.

  •
  The ratification of the appointment of BDO USA, LLP ("BDO") as our independent registered public accounting firm for the year ending December 31, 2016.

  •
  The approval (on an advisory basis) of the compensation of our named executive officers.

The Board recommends a vote FOR each of the director nominees listed in this proxy statement, FOR the ratification of BDO's appointment, and FOR the approval of the compensation of our named executive officers. We are not aware of any other matters that will be brought before the shareholders for a vote at the annual meeting. If any other matter is properly brought before the meeting, your signed proxy card gives authority to your proxies to vote on such matter in their best judgment; proxy holders named in the proxy card will vote as the Board recommends or, if the Board gives no recommendation, in their own discretion.

During or immediately following the annual meeting, management will report on our performance and will respond to appropriate questions from shareholders. Representatives of BDO will be present at the annual meeting, will make a statement, if they desire to do so, and will answer appropriate questions from our shareholders.

Who is entitled to vote?

You may vote if you owned shares of our common stock at the close of business on April 11, 2016, the record date, provided such shares are held directly in your name as the shareholder of record or are held for you as the beneficial owner through a broker, bank or other nominee. Each share of common stock is entitled to one vote on each matter properly brought before the meeting. As of April 11, 2016, we had 65,940,307 shares of common stock outstanding and entitled to vote.

What is the difference between holding shares as a shareholder of record and a beneficial owner?

Shareholders of Record.    If your shares are registered directly in your name with the Company's transfer agent, Computershare, you are considered the shareholder of record with respect to those shares, and the applicable proxy materials are being sent directly to you by Broadridge Investor Communications Solutions ("Broadridge") on behalf of the Company. As the shareholder of record, you have the right to grant your voting proxy directly to the Company through a proxy card, through the Internet or by telephone, or to vote in person at the annual meeting.

Beneficial Owners.    Many of the Company's shareholders hold their shares through a broker, bank or other nominee rather than directly in their own names. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares, and the applicable proxy materials are being forwarded to you by your broker, bank or nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the annual meeting. Your broker, bank or nominee has enclosed voting instructions for you to use in directing the broker, bank or nominee on how to vote your shares. Since you are not the shareholder of record, you may not vote these shares in person at the annual meeting unless you obtain a proxy from your broker, bank or nominee and bring such proxy to the annual meeting.

Why did I receive a Notice in the mail regarding Internet availability of proxy materials?

The Company has elected to furnish proxy materials to you primarily through the Internet, which expedites the receipt of materials, lowers our expenses and conserves natural resources. If you received the Notice containing instructions on how to access this proxy statement and the 2015 annual report through the Internet, please do not mail in the Notice, as it is not intended to serve as a voting instrument.

How can I access the Company's proxy and other reports filed with the SEC?

The Company's website, www.diplomat.is, under the Investors—SEC Filings tab, provides free access to the Company's reports with the U.S. Securities and Exchange Commission (the "SEC") as soon as reasonably practicable after the Company electronically files such reports with, or furnishes such reports to, the SEC, including proxy materials, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports. Further, you can view these documents on a website maintained by the SEC at www.sec.gov.

As noted above, most shareholders will receive a Notice with instructions on how to view the proxy materials through the Internet (at www.proxyvote.com). The Notice includes a control number that must be entered at the website in order to view the proxy materials. The Notice also describes how to receive the proxy materials by paper delivery or e-mail. You can elect to receive future proxy materials by e-mail at no charge by voting using the Internet and, when prompted, indicating you agree to receive or access shareholder communications electronically in future years. If you would like additional paper copies without charge, please send a written request to the Company's executive office: Diplomat Pharmacy, Inc., Attention: General Counsel, 4100 S. Saginaw St., Flint, MI 48507.

The references to the website addresses of the Company and the SEC in this proxy statement are not intended to function as a hyperlink and, except as specified herein, the information contained on such websites is not part of this proxy statement.

May I vote my shares in person at the annual meeting?

Even if you plan to be present at the meeting, we encourage you to vote your shares prior to the meeting.

Shareholders of Record.    If you are a shareholder of record and attend the annual meeting, you may deliver your completed proxy card or vote by ballot.

Beneficial Owners.    If you hold your common shares through a bank, broker or other nominee and want to vote such shares in person at the annual meeting, you must obtain a proxy from your broker, bank or other nominee giving you the power to vote such shares.

Can I vote my shares without attending the annual meeting?

By Mail.    If you received your annual meeting materials by paper delivery, you may vote by completing, signing and returning the enclosed proxy card or voting instruction card. Please do not mail in the Notice, as it is not intended to serve as a voting instrument.

By Telephone.    You may vote by telephone as indicated on your enclosed proxy card or voting instruction card.

Through the Internet.    You may vote through the Internet as instructed on your Notice, proxy card, voting instruction card, or e-mail notification. In order to vote through the Internet, you must enter the control number that was provided on your Notice, proxy card, voting instruction card, or e-mail notification. If you do not have any of these materials and are a shareholder of record, you may contact Diplomat's Legal Department, 4100 S. Saginaw St., Flint, Michigan, 48507, Attention: General Counsel to request a proxy card (which will include your control number) to be mailed to your address on record or an e-mail with your control number to be sent to your e-mail address on record. If you do not have any of these materials and are a beneficial owner, you must contact your broker, bank or other nominee to obtain your control number.

Can I change my vote?

Shareholders of Record.    You may change your vote at any time before the proxy is exercised by voting in person at the annual meeting or by filing with our Secretary either a notice revoking the proxy or a properly signed proxy, in each case bearing a later date. Your attendance at the annual meeting in person will not cause your previously granted proxy to be revoked unless you file the proper documentation for it to be so revoked.

Beneficial Owners.    If you hold your shares through a bank, broker or other nominee, you should contact such person prior to the time such voting instructions are exercised.

What does it mean if I receive more than one Notice, proxy card, voting instruction card or e-mail notification?

If you receive more than one Notice, proxy card, voting instruction card or e-mail notification, it means that you have multiple accounts with banks, brokers, other nominees and/or our transfer agent. Please vote each document that you receive. We recommend that you contact your nominee and/or our transfer agent, as appropriate, to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare Trust Company, 480 Washington Blvd., 29th Floor, Jersey City, NJ 07310; Telephone: (201) 680-5258.

What if I do not vote for some of the items listed on my proxy card or voting instruction card?

Shareholders of Record.    If you indicate a choice with respect to any matter to be acted upon on your proxy card, the shares will be voted in accordance with your instructions. Proxy cards that are signed and returned, but do not contain voting instructions with respect to certain matters, will be voted in accordance with the recommendations of the Board on such matters.

Beneficial Owners.    If you indicate a choice with respect to any matter to be acted upon on your voting instruction card, the shares will be voted in accordance with your instructions. If you do not indicate a choice or return the voting instruction card, the bank, broker or other nominee will determine if it has the discretionary authority to vote on each matter. Under applicable law and New York Stock Exchange ("NYSE") rules and regulations, a bank, broker or nominee has the discretion to vote on routine matters, including the ratification of the appointment of an independent registered public accounting firm. For all other matters at the 2016 annual meeting, the Company believes that your broker and certain banks and nominees will be unable to vote on your behalf if you do not instruct them how to vote your shares. If you do not provide voting instructions, your shares will be considered "broker non-votes" with regard to the non-routine proposals because the broker and certain other nominees will not have the discretionary authority to vote thereon. Therefore, it is very important for you to vote your shares for each proposal.

How many shares must be present to hold the meeting?

In order for us to conduct the annual meeting, a majority of our outstanding shares entitled to vote as of April 11, 2016 must be present in person or by proxy at the meeting. This is known as a quorum. Abstentions and broker non-votes will be considered present for purposes of determining a quorum.

What vote is required to approve each item of business?

Proposal No. 1—Election of Directors.    The two nominees receiving the highest number of "for" votes at the meeting will be elected as Class II directors. This number is called a plurality. Withheld votes and broker non-votes will have no effect on the outcome of the vote.

Proposal No. 2—Ratification of Appointment of BDO.    The affirmative vote of holders of a majority of shares cast and entitled to vote, present in person or by proxy, is required for ratification of the appointment of BDO as our independent registered public accounting firm for the year ending December 31, 2016. Abstentions will have the same effect as votes against the matter.

Proposal No. 3—Advisory Approval of the Compensation of Our Named Executive Officers.    The affirmative vote of holders of a majority of shares cast and entitled to vote, present in person or by proxy, is required for the approval of the compensation of our named executive officers. Abstentions will have the same effect as votes against the matter. Broker non-votes will have no effect on the outcome of the vote.

Other Matters.    If any other matter is properly submitted to the shareholders at the annual meeting, its adoption generally will require the affirmative vote of holders of a majority of shares cast and entitled to vote, present in person or by proxy. The Board does not propose to conduct any business at the annual meeting other than as stated above.

Is a registered list of shareholders available?

The names of shareholders of record entitled to vote at the annual meeting will be available to shareholders entitled to vote at the meeting on Monday, June 6, 2016 for any purpose reasonably relevant to the meeting.

Who will count the votes and where can I find the voting results?

Broadridge will tabulate the voting results. We intend to announce the preliminary voting results at the annual meeting and, in accordance with rules of the SEC, we intend to publish the final results in a current report on Form 8-K within four business days of the annual meeting.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

The Board currently consists of seven directors serving staggered terms. The Board has re-nominated current Class II directors, Benjamin Wolin and Kenneth O. Klepper, for three-year terms. As discussed below, the Board has affirmatively concluded that each of Messrs. Klepper and Wolin is independent under the applicable rules of the NYSE. In 2015, the Nominating and Corporate Governance Committee engaged a professional third-party search firm to identify and evaluate, consistent with the Company's criteria for Board membership, independent Board nominees for appointment to enable the Company to comply with SEC and NYSE requirements, and such engagement resulted in the appointment of Mr. Wolin (and Ms. Tomasello).

The two directors to be elected at the annual meeting will hold office until the 2019 annual meeting of shareholders (Class II directors). Each director will serve until a successor is duly elected and qualified or until such director's earlier resignation, retirement or death. The remaining directors are Class III directors (terms expire in 2017) or Class I directors (terms expire in 2018).

Each nominee has consented to be listed in this proxy statement and agreed to serve as a director if elected by the shareholders. If any nominee becomes unable or unwilling to serve between the date of this proxy statement and the annual meeting, the Board may designate a new nominee and the persons named as proxies in the attached proxy card will vote for that substitute nominee. Alternatively, the Board may reduce the size of the Board.

The Board recommends that you vote FOR the election of each of the Class II director nominees.

Board of Directors and Executive Officers

The directors and director nominees of the Company are set forth below. The employee directors are also the executive officers of the Company and serve at the pleasure of the Board.

			Class—Term
Name	Age	Title	Ending
Kenneth O. Klepper	62	Director	Class II—2016
Benjamin Wolin	41	Director	Class II—2016
Gary W. Kadlec	67	President, Director	Class III—2017
Sean M. Whelan	45	Chief Financial Officer, Treasurer, Secretary, Director	Class III—2017
David Dreyer	59	Director	Class I—2018
Philip R. Hagerman	63	Chief Executive Officer, Chairman of the Board of Directors	Class I—2018
Shawn C. Tomasello	57	Director	Class I—2018

Specific Qualifications, Attributes, Skills and Experience to be Represented on the Board

The Nominating and Corporate Governance Committee is responsible for reviewing and assessing with the Board the appropriate skills, experience and background sought of Board members in the context of our business and the then-current membership on the Board. The Nominating and Corporate Governance Committee and the Board review and assess the continued relevance of and emphasis on these factors generally and in connection with candidate searches to determine if they are effective in helping to satisfy the Board's goal of creating and sustaining a Board that can appropriately support and oversee the Company's activities.

We believe our directors have an appropriate balance of knowledge, experience, attributes, skills and expertise as a group to ensure that the Board appropriately fulfills its oversight responsibilities and acts in the best interests of shareholders. Although specific qualifications for Board membership may vary from time to time, desired qualities include (A) the highest ethical character, integrity and shared values with the Company, (B) loyalty to the Company and concern for its success and welfare, (C) sound business judgment, and (D) sufficient commitment and availability to effectively carry out a director's duties. Listed below are additional key skills and experience that we consider important for our directors to have in light of our current business and structure. Thereafter, the biographies of the directors and nominees set forth their business experience during at least the past five years, as well as the specific experience, qualifications, attributes and skills that led to the Nominating and Corporate Governance Committee's conclusion that each director and nominee should continue to serve on the Board.

•	Senior Leadership Experience.

Directors who have served in senior leadership positions can provide experience and perspective in analyzing, shaping, and overseeing the execution of important operational, organizational and policy issues at a senior level.
•	Public Company Board Experience.

Directors who have served on other public company boards can offer advice and insights with regard to the dynamics and operation of a board of directors, the relations of a board to the CEO and other management personnel, the importance of particular agenda and oversight matters, and oversight of a changing mix of strategic, operational, governance and compliance-related matters.
•	Business Development and Mergers and Acquisitions Experience.

Directors who have a background in business development and in mergers and acquisitions transactions can provide insight into developing and implementing strategies for growing our business, which may include mergers and acquisitions. Useful experience in mergers and acquisitions includes an understanding of the importance of "fit" with the Company's culture and strategy, the valuation of transactions, and management's plans for integration with existing operations.
•	Financial and Accounting Expertise.

Knowledge of the financial markets, corporate finance, accounting regulations, and accounting and financial reporting processes can assist our directors in understanding, advising, and overseeing our capital structure, financing and investing activities, financial reporting, and internal control of such activities. The Company also strives to have a number of directors who qualify as financial experts under SEC rules.
•	Industry Expertise.

We are a specialty pharmacy operating at the center of the healthcare continuum for the treatment of complex chronic diseases. Education or experience in the healthcare, specialty pharmacy, pharmaceutical, and biotechnology industries is useful in understanding the patients, payors, pharmaceutical partners, hospitals and healthcare systems with whom we interact, the various procedures that we develop, regulatory requirements, our sales efforts, and the markets in which we compete.

Director Background and Qualifications

Kenneth O. Klepper has been a director since December 2014. He previously served as President and Chief Operating Officer of Medco Health Solutions, Inc. (NYSE: MHS), a supplier of pharmacy benefit management, mail order and specialty pharmacy services, from March 2006 until the April 2012 acquisition of Medco by Express Scripts, Inc. He joined Medco in June 2003 and served as Executive Vice President, Chief Operating Officer from June 2003 through March 2006. Previously, Mr. Klepper was employed by WellChoice, Inc. (NYSE: WC), a health insurance company and parent of Empire Blue Cross Blue Shield of New York, where he held the positions of Senior Vice President, Process Champion from March 1995 to August 1999 and Senior Vice President for Systems, Technology and Infrastructure from August 1999 to April 2003. From 1991 to 1995, Mr. Klepper served in management roles at CIGNA Health Care. Mr. Klepper is a member of the Defense Business Board and the Chief of Naval Operations Executive Panel, where he has served four CNOs. He also serves on the Board of Directors at the United States Naval Institute.

Mr. Klepper has extensive operating, compliance, technology, financial and accounting experience and expertise from his various executive management positions. In particular, his services as an executive for over 20 years in the healthcare industry, including six years as a leading executive for a provider of specialty pharmaceutical services, provides him critical industry insight and related operations, strategic, marketing, acquisition and senior leadership expertise. Mr. Klepper has over 17 years of experience in serving in executive roles for public reporting companies, from which he has expertise in finance, financial reporting, accounting, corporate governance, compensation, risk management and healthcare matters. Mr. Klepper's extensive expertise in finance, financial reporting, and accounting with publicly reporting companies led our Board to determine that Mr. Klepper is a financial expert in accordance with SEC rules.

Benjamin Wolin has been a director since October 2015. Mr. Wolin is the co-founder, Chief Executive Officer and a member of the board of directors of Everyday Health, Inc. (NYSE: EVDY), a leading provider of digital health and wellness solutions, since January 2002. From September 1999 until December 2001, Mr. Wolin served as Vice President of Production and Technology for Beliefnet, Inc., an online provider of religious and spiritual information. Previously, Mr. Wolin served as Web Producer for Tribune Interactive, Inc., a multimedia corporation, and held several consulting positions with interactive companies.

Mr. Wolin has extensive technology, executive management, entrepreneurial, financial and operating expertise from his role as a founder, director and principal executive of Everyday Health. His experience as the principal executive officer and a director of a company that completed an initial public offering recently provides him with unique insights into the dynamics of a growing company and the financial, accounting, governance and operational issues specific to public reporting companies.

Gary W. Kadlec has served as our President since June 2012 and as a director of the Company since February 2013. From 2004 through 2007, Mr. Kadlec was the Chief Operating Officer, and from 2007 to 2011, the Chief Executive Officer and President, of excelleRx, an Omnicare company based in Philadelphia, Pennsylvania, specializing in medication therapy management. Mr. Kadlec fulfilled a one-year non-compete commitment to excelleRx/Omnicare before joining Diplomat. Prior to his time at excelleRx, Mr. Kadlec served as President of Specialized Pharmacy Services in Livonia, Michigan, from 1976 until it was acquired by Omnicare, Inc. in 1995. Mr. Kadlec then served as Regional and then Senior Regional Vice President of Omnicare until 2004.

Mr. Kadlec's day-to-day leadership of the Company gives him critical insights into our operations, clinical services, managed care, new business development, and sales and marketing divisions. He has demonstrated strong regulatory, marketing, strategic, and operational expertise, including expertise in mergers and acquisitions and integrating acquired businesses. He also possesses in-depth knowledge of, and key relationships in, the specialty pharmacy industry on a national basis.

Sean M. Whelan, CPA, has served as our Chief Financial Officer since December 2010, our Treasurer and Secretary since January 2012 and as a director since February 2012. Prior to joining Diplomat, from 2007 to 2010, he served as Chief Financial Officer of InfuSystem Holdings, Inc. (INFU), a publicly traded healthcare services company located in Madison Heights, Michigan. While there, Mr. Whelan played an instrumental role in ensuring InfuSystem's success in diverse areas such as profitable revenue growth, capital markets, debt raising, and acquisition and integration. He also oversaw the Information Technology and Human Resources organizations during periods of rapid growth. Prior to joining InfuSystem, from 1996 through 2007, Mr. Whelan held senior finance positions with Ford Motor Company, including service as accounting director for Automotive Components Holdings, LLC, a Ford subsidiary, where he had direct oversight, and financial and divestiture responsibility for the $5.0 billion entity. Mr. Whelan is a Certified Public Accountant in Michigan.

Mr. Whelan has demonstrated strong financial reporting, finance, accounting, strategic and operational expertise. His day-to-day leadership of the Company gives him critical insights into our financial performance, operations and strategy, and he will facilitate the Audit Committee's ability to perform its oversight function. Further, his experience with the Company and prior experience at both InfuSystem and Ford Motor Company provides him expertise with public company reporting responsibilities and complex corporate transactions, including mergers and acquisitions and capital market transactions.

David Dreyer, CPA, has been a director since September 2014. Since March 2015, Mr. Dreyer has served as Chief Financial Officer for BIOLASE, Inc. (NASDAQ:BIOL), a medical device company that develops, manufactures and markets innovative lasers in dentistry and medicine as well as other digital equipment. From October 2010 to March 2015, Mr. Dreyer served as Chief Financial Officer, Chief Operating Officer and Secretary of Patient Safety Technologies, which develops, markets and sells healthcare products relating to surgical safety, and is a former public reporting company (OTC: PSTX) and since March 2014 a subsidiary of Stryker Corporation (NYSE: SYK). Previously, Mr. Dreyer was Chief Financial Officer of Alphastaff Group, Inc., a human resource outsourcing company, from August 2009 to September 2010. From September 2004 to August 2009, Mr. Dreyer served as Chief Financial Officer and Chief Accounting Officer of AMN Healthcare Services, Inc. (NYSE: AHS), which provided healthcare staffing for physicians, travel nurses, and allied travel. From 1997 through 2004, Mr. Dreyer served as Chief Financial Officer and Chief Accounting Officer of Sicor, Inc. (formerly Nasdaq: SCRI), a manufacturer of complex pharmaceuticals with operations in the United States and internationally, which was acquired by Teva Pharmaceutical Limited in January 2004. Prior to joining Sicor, Mr. Dreyer served in related senior financial management positions within the pharmaceutical industry, working for Elan Corporation plc, Athena Neurosciences and Syntex Corporation. Mr. Dreyer is a Certified Public Accountant in California. Mr. Dreyer has been a director of InfuSystem Holdings, Inc. (listed on the NYSE-MKT), a provider of infusion pumps and related services, since April 2008, and currently serves as a member of its Compensation and Audit Committees and is the chair of its Nominating and Governance Committee.

Mr. Dreyer has approximately 30 years of accounting, financial, compliance and operating experience and expertise in the healthcare field and has extensive senior leadership skills from his executive management positions. Mr. Dreyer also has public company board and executive experience, from which he has expertise in finance, financial reporting, accounting, corporate governance, compensation, risk management and healthcare matters. His long tenure as a certified public accountant and expertise in accounting and financial reporting matters, including in executive positions for public companies, led our Board to determine that Mr. Dreyer is a financial expert in accordance with SEC rules.

Philip R. Hagerman, RPh, has served as our Chief Executive Officer, a director and the Chairman of the Board of Directors since 1991. Mr. Hagerman co-founded the Company with his father in 1975.

Mr. Hagerman has led the Company as its principal executive officer, Chairman of the Board of Directors and a director for approximately 24 years. He has a unique perspective and understanding of our business, culture and history, having led the Company through many economic cycles and operational initiatives. His day-to-day leadership of the Company gives him critical insights into our operations, strategy and competition, and he facilitates the Board's ability to perform its oversight function. Throughout his career at the Company, he has demonstrated strong entrepreneurial skills, as well as regulatory, marketing, strategic, merger and acquisition, capital market, and operational expertise. Mr. Hagerman also possesses in-depth knowledge of, and key relationships in, the specialty pharmacy industry on a national basis.

Shawn C. Tomasello has been a director since October 2015. Since December 2015, Ms. Tomasello has served as the Chief Commercial Officer of Kite Pharma, Inc., a clinical-stage biopharmaceutical company engaged in the development of cancer immunotherapy products. Prior to joining Kite Pharma, Ms. Tomasello served as the Chief Commercial Officer of Pharmacyclics Inc. (Nasdaq: PCYC), a pharmaceutical manufacturer acquired by Abbvie, Inc. in 2015, a position she held from August 2014 to July 2015. From April 2005 to August 2014, Ms. Tomasello was employed at Celgene Corporation, initially as the Vice President, Sales and Training, and then as President of the Americas, Hematology and Oncology, where she was responsible for all aspects of the commercial organization encompassing multiple brands spanning 11 indications. Prior to joining Celgene Corporation, Ms. Tomasello was with Genentech, Inc. from 1989 through 2005. Her last position at Genentech was National Director, Hematology Franchise (Rituxan®) from early 2003 to April 2005.

Ms. Tomasello has considerable drug commercialization, operating, executive management, marketing, strategic, mergers and acquisitions, and compliance experience and expertise from her employment. In particular, Ms. Tomasello's service as an executive for over 17 years in the pharmaceutical manufacturing industry brings her critical industry insight into the opportunities and challenges of the Company generally as well as working with pharmaceutical manufacturers.

Director Independence

The Board recently undertook its annual review of director independence in accordance with the applicable rules of the NYSE. The independence rules include a series of objective tests, including that the director is not employed by us and has not engaged in various types of business dealings with us. In addition, the Board is required to make a subjective determination as to each independent director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has adopted additional categorical standards regarding relationships that the Board does not consider material for purposes of determining a director's independence, as set forth in the Company's Corporate Governance Guidelines, which are available on the Investors—Corporate Governance section of our website at www.diplomat.is. In making these determinations, the Nominating and Corporate Governance Committee and the Board reviewed and discussed information provided by the directors and us with regard to each director's business and personal activities as they may relate to us and our management.

The Board has affirmatively determined, after considering all of the relevant facts and circumstances, that Messrs. Dreyer, Klepper and Wolin and Ms. Tomasello are independent directors under the applicable rules of the NYSE and our Corporate Governance Guidelines. Messrs. Hagerman, Whelan and Kadlec are employed by us and therefore are not independent directors. Until March 2015, the Company was a "controlled company" under the corporate governance listing standards of the NYSE. As a controlled company, we were exempt from the obligation to comply with certain NYSE corporate governance requirements, including that a majority of our Board of Directors consist of independent directors as defined under the rules of the NYSE. In accordance with certain phase-in rules of the NYSE, we had until March 2016 to comply with such requirements. The Company initially satisfied the majority independent director requirement in October 2015.

All current members of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee are independent under NYSE rules. In addition, the Board has affirmatively determined that the current members of the Audit Committee and the Compensation Committee qualify as independent in accordance with the additional independence rules established by the SEC and the NYSE for such committees. Prior service of executive officers on our Board committees was in compliance with the phase-in rules of the NYSE and the SEC.

BOARD MATTERS

The Board of Directors

General

The Board has general oversight responsibility for our affairs and, in exercising its fiduciary duties, the Board represents and acts on behalf of the shareholders. Although the Board does not have responsibility for our day-to-day management, it stays regularly informed about our business and provides oversight and guidance to our management through periodic meetings and other communications. The Board provides critical oversight in, among other things, our strategic planning process, leadership development and succession planning, risk management, as well as other functions carried out through the Board committees as described below.

Board Leadership

The Board is led by Philip R. Hagerman, our Chief Executive Officer, a director and the Chairman of the Board of Directors since he co-founded the Company with his father in 1975. The Board believes this structure permits a unified strategic vision for the Company that ensures appropriate alignment between the Board and management and provides clear leadership for the Company. The Board does not utilize a lead independent director. Although the Board recognizes the increasing utilization of Non-Executive Chairmen and lead directors in many public companies, the Board believes its current leadership structure is most appropriate for the Company now and best serves our shareholders. There is no "one size fits all" approach to ensuring independent leadership. The Board believes that its independent directors provide significant independent leadership and direction. Since March 2016 (and, in the case of the Audit Committee, October 2015) independent directors comprise all of the members of the Board committees, which oversee critical matters of the Company such as the integrity of the Company's financial statements, the compensation of executive management, the nomination, selection and evaluation of directors, and the development and implementation of the Company's corporate governance policies. The independent directors also meet regularly in executive session at Board and committee meetings, and they have access to independent advisors as they deem appropriate.

Board Oversight of Risk Management

The Board oversees the Company's risk management primarily through the following:

  •
  the Board's review and approval of management's annual business plan, and review of management's long-term strategic and liquidity plans;

  •
  the Board's review, on at least a quarterly basis, of business developments, strategic plans and implementation, liquidity and financial results;

  •
  the Board's oversight of succession planning;

  •
  the Board's oversight of capital spending and financings, as well as mergers, acquisitions and divestitures;

  •
  the Audit Committee's oversight of the Company's significant financial risk exposures (including credit, liquidity and legal, regulatory and other contingencies), accounting and financial reporting, disclosure control and internal control processes, the internal audit function implemented in 2015, and the Company's legal, regulatory and ethical compliance functions;

  •
  the Nominating and Corporate Governance Committee's oversight of Board structure, the Company's governance policies and the self-evaluation assessments conducted by the Board and committees;

  •
  the Compensation Committee's review and approvals regarding executive officer compensation and its alignment with the Company's business and strategic plans, and the review of compensation plans generally and the related incentives, risks and risk mitigants; and

  •
  Board and committee executive sessions consisting solely of the independent directors.

Meetings

The Board and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as appropriate. The independent directors hold regularly scheduled executive sessions to meet without management present, with rotating directors leading such sessions. These executive sessions generally occur around regularly scheduled meetings of the Board.

All directors are expected to attend all meetings of the Board and of the Board committees on which they serve, as well as the annual meeting of shareholders. The Board met 8 times during 2015. In 2015, each director attended more than 75% of the aggregate of all meetings of the Board and the committees of which he or she was a member and each director then in office attended our 2015 annual meeting of shareholders.

Committees of the Board

The Audit Committee was formed in August 2014, and the Compensation Committee and Nominating and Corporate Governance Committee were formed in March 2015 (at such time the Company was no longer a controlled company). The Board has delegated various responsibilities and authority to Board committees. Each committee has regularly scheduled meetings and reports on its activities to the full Board. Each committee operates under a written charter approved by the Board, which is reviewed annually by the respective committee and the Board. Each committee's charter is posted on the Investors—Corporate Governance section of our website at www.diplomat.is. The table below sets forth the current membership for the three Board committees and the number of meetings held for each in 2015.

Nominating and
Director	Audit	Compensation	Corporate Governance
David Dreyer	Chair	Chair	X
Philip R. Hagerman
Gary W. Kadlec
Kenneth O. Klepper	X	X	Chair
Shawn C. Tomasello		X
Sean M. Whelan
Benjamin Wolin	X		X
Meetings	8	2	2

Mr. Kadlec served on the Nominating and Corporate Governance Committee from its inception through March 2016, and on the Audit Committee from its inception until October 2015. In October 2015, Mr. Wolin was appointed to the Audit Committee. Mr. Whelan served on the Compensation Committee from its inception through March 2016. In March 2016, Mr. Wolin was appointed to the Nominating and Corporate Governance Committee and Ms. Tomasello was appointed to the Compensation Committee.

Audit Committee

The Audit Committee's responsibilities include:

  •
  providing general oversight of our financial reporting and internal control functions;

  •
  reviewing our reports filed with or furnished to the SEC that include financial statements or results;

  •
  monitoring compliance with significant legal and regulatory requirements and other risks related to financial reporting and internal control; and

  •
  the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm, currently BDO, and oversight of our internal audit function.

The Audit Committee may form and delegate authority to subcommittees as appropriate. The responsibilities and activities of the Committee are described in greater detail in "Audit Committee Report" and "Audit Committee Matters," as well as in its charter.

The Board has determined that each Audit Committee member has sufficient knowledge in reading and understanding financial statements to serve on the Committee. The Board has further determined that two Audit Committee members, Messrs. Dreyer and Klepper, qualify as "audit committee financial experts" in accordance with SEC rules. The designation of an "audit committee financial expert" does not impose upon such persons any duties, obligations or liabilities that are greater than those which are generally imposed on each of them as a member of the Audit Committee and the Board, and such designation does not affect the duties, obligations or liabilities of any other member of the Audit Committee or the Board.

Compensation Committee

The Board formed the Compensation Committee upon ceasing to be a controlled company in March 2015. The Compensation Committee's responsibilities include:

  •
  administering the compensation programs for our executive officers and non-employee directors, including monitoring compensation trends, establishing the goals and policies of the compensation programs, and approving the compensation structure and amounts that may be earned thereunder;

  •
  recommending or approving equity grants and otherwise administering share-based plans, as well as other benefit plans and policies, to the extent delegated by the Board;

  •
  reviewing our compensation policies and practices for all employees, at least annually, regarding risk-taking incentives and risk management policies and practices;

  •
  reviewing certain compensation disclosures and proposals in our proxy statement and other reports filed with or furnished to the SEC; and

  •
  the appointment, retention, compensation and oversight of the work of any compensation consultant it engages.

The Compensation Committee may form and delegate its authority to subcommittees as appropriate. See "Compensation Discussion and Analysis," "Compensation Committee Report" and the Committee's charter for additional information as to the responsibilities and activities of the Committee.

The Board has determined that Messrs. Dreyer, Klepper and Ms. Tomasello qualify as "non-employee directors" as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and "outside directors" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

Role of Management.    The Committee took significant direction from the recommendations of Mr. Hagerman given his role as Chief Executive Officer, Chairman of the Board and the controlling shareholder, with respect to the design and implementation of the Company's 2015 executive compensation program. Mr. Hagerman consulted with certain members of management prior to making such recommendations. See "Compensation Discussion and Analysis—2015 Target Annual Compensation Determinations" for further information.

Role of Compensation Consultant.    Neither the Board nor the Compensation Committee utilized a compensation consultant with respect to the design or implementation of the 2015 executive compensation program. The Compensation Committee will consider engaging a compensation consultant for executive compensation matters in 2016.

Nominating and Corporate Governance Committee

The Board formed the Nominating and Corporate Governance Committee upon ceasing to be a controlled company in March 2015. The Nominating and Corporate Governance Committee's responsibilities include:

  •
  identifying individuals qualified to become Board members and recommending director nominees to the Board;

  •
  reviewing the composition, organization, function and performance of the Board and its committees;

  •
  exercising general oversight over the corporate governance policy matters of the Company, including developing, recommending proposed changes to, and monitoring compliance with, the Corporate Governance Guidelines; and

  •
  reviewing certain governance disclosures and proposals in the Company's proxy statement and other reports filed with or furnished to the SEC.

The Nominating and Corporate Governance Committee may form and delegate its authority to subcommittees as appropriate. The responsibilities and activities of the Committee are described in greater detail in its charter.

The Nominating and Corporate Governance Committee reviews and makes recommendations to the Board, from time to time, regarding the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board, the operations of the Company and the long-term interests of shareholders. See "Proposal No. 1—Election of Directors—Specific Qualifications, Attributes, Skills and Experience to be Represented on the Board" and "Proposal No. 1—Election of Directors—Director Background and Qualifications." The Committee does not have a specific diversity policy underlying its nomination process, although it seeks to ensure the Board includes directors with diverse backgrounds, qualifications, skills and experience relevant to the Company's business.

Generally, the Nominating and Corporate Governance Committee will re-nominate incumbent directors who continue to satisfy the Committee's criteria for membership on the Board, continue to make important contributions to the Board and consent to continue their service on the Board. If a vacancy on the Board occurs or the Board increases in size, the Committee will actively seek individuals that satisfy the Committee's criteria for membership on the Board and the Committee may rely on multiple sources for identifying and evaluating potential nominees, including referrals from our current directors and management. In 2015, the Committee engaged a professional third-party search firm to identify and evaluate, consistent with its criteria for Board membership, independent Board nominees for appointment to enable the Company to comply with SEC and NYSE requirements, and such engagement resulted in the appointment of Mr. Wolin and Ms. Tomasello. The Company paid a customary search fee in respect of these two appointments.

The Nominating and Corporate Governance Committee will consider recommendations of director nominees by shareholders so long as such recommendations are sent on a timely basis and are otherwise in accordance with our Amended and Restated By-Laws (as amended from time to time, the "By-Laws") and applicable law. The Committee will evaluate nominees recommended by shareholders against the same criteria that it uses to evaluate other nominees. We did not receive any nominations of directors by shareholders for the 2016 annual meeting.

Under the By-Laws, shareholders must follow the advance notice procedures to nominate candidates for election as directors or to bring other business before an annual meeting. The advanced notice procedures set forth in the By-Laws do not affect the right of shareholders to request the inclusion of proposals in the Company's proxy statement and form of proxy pursuant to SEC rules. See "Additional Information—Requirements for Submission of Shareholder Proposals and Nominations for 2017 Annual Meeting" for information regarding providing timely notice of shareholder proposals and nominations, and review the By-Laws for the requisite notice information to be provided to the Company.

Corporate Governance

The Board, as well as management, is committed to responsible corporate governance to ensure that we are managed for the benefit of our shareholders. The Board and management periodically reviews and updates our corporate governance policies and practices as appropriate or required.

A copy of the Board's committee charters, the Code of Conduct and the Corporate Governance Guidelines will be sent to any shareholder, without charge, upon written request to Diplomat Pharmacy, Inc., Attention General Counsel, 4100 S. Saginaw St., Flint, MI 48507.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines, which are available on the Investors—Corporate Governance section of our website at www.diplomat.is. These guidelines address, among other things, director responsibilities, qualifications (including independence), compensation, CEO succession and related matters.

Annual Performance Evaluations.    The Corporate Governance Guidelines require that the Board and its committees conduct self-evaluations at least annually to review their respective performance and to determine whether the Board and its committees are functioning effectively. These reviews focus on the Board and its committees as a whole, and not individual directors, unless circumstances otherwise warrant. The Nominating and Corporate Governance Committee oversees the annual performance evaluation process and reports its findings to the Board.

Code of Conduct

The Board has adopted a Code of Conduct, which sets out the basic principles to guide the actions and decisions of our employees, directors and officers, including our principal executive officer, principal financial officer and principal accounting officer. The Code of Conduct addresses, among other things, ethical principles, insider trading, conflicts of interest, compliance with laws and confidentiality. The Code of Conduct can be found on the Investors—Corporate Governance section of our website at www.diplomat.is. Any amendments to the Code of Conduct, or any waivers that are required to be disclosed by the rules of either the SEC or NYSE, will be posted on our website in the Investors—Corporate Governance section.

Committee Charters

See "—Committees of the Board" for a description of the Board's delegation of authority and responsibilities to the three standing committees.

Succession Planning

The succession planning process for executive officers is designed to assist the Board in understanding our readiness and the related transition risks for a crisis as well as a planned transition, and to oversee the development of strong leadership quality and executive bench strength. The Board periodically discusses short-term emergency and ordinary course contingency plans for the departure, death or disability of senior executives. On an annual basis beginning in 2015, the independent directors meet with the Chief Executive

Officer and amongst themselves in executive session to discuss succession planning and strategies to strengthen and supplement the skills and qualifications of internal succession candidates. The Chief Executive Officer and Chief Financial Officer periodically provide the Board with an assessment of key executives for potential succession and discuss potential sources of external candidates. Further, key executives serve as directors on the Board or otherwise have ongoing exposure to the Board to assist the Board's oversight role.

Shareholder Engagement

The Company engages with its shareholders through various engagement activities from time to time to discuss performance, governance practices and compensation programs. We believe these interactions provide us with useful feedback and allow us to better understand our shareholders' perspectives.

Director Compensation

Non-employee directors of the Board receive a mix of cash and share-based compensation. The compensation mix is intended to encourage non-employee directors to continue Board service, further align the interests of the Board and shareholders, and attract new non-employee directors with outstanding qualifications. Directors who are employees or officers of the Company do not receive any additional compensation for Board service.

2015 Compensation Program

The Board engaged Towers Watson in 2014 to assist it in establishing a non-employee director compensation program prior to the initial public offering. In particular, the Board reviewed survey data from Towers Watson's proprietary database, which consisted of approximately 210 companies, with annual 2013 revenues of approximately $1 billion to $4 billion, and primarily included 2013 compensation information. Towers Watson also provided information regarding market trends for the various compensation components. Following consideration of such survey and trend data, the Board approved the initial non-employee director compensation program in September 2014, with a targeted pay mix that approximated 60% equity and 40% cash. The Board determined to continue such program in 2015.

The following table sets forth the compensation program for non-employee directors in 2015.

2015
Annual retainer:
Board	$50,000
Additional retainer:
Audit Committee-Chair	10,000
Annual grant of restricted stock (grant date fair value)	75,000

In addition, the Company reimburses expenses associated with attendance at Board meetings for all directors.

Upon initial appointment to the Board in 2015, Mr. Wolin and Ms. Tomasello were granted a restricted stock award with a grant date fair value of approximately $75,000.

The restricted stock vests in full on the first anniversary of the grant date, subject to the director's continued service to the Company through such date. The restricted stock may be forfeited in the event of termination of service as a non-employee director of the Company prior to the first anniversary of the grant date, subject to immediate vesting upon a change in control of the Company. During the restricted period, the restricted stock entitles the participant to all of the rights of a shareholder, including the right to vote the shares and the right to receive any dividends thereon. Prior to the end of the restricted period, restricted stock generally may not be sold, assigned, pledged, or otherwise disposed of or hypothecated by participants.

The Company does not provide any perquisites to directors.

In December 2015, upon recommendation of the Compensation Committee, the Board revised the non-employee director compensation program to provide that the annual restricted stock awards will be granted as of the earlier of June 1 and the date of the annual meeting of shareholders.

2015 Compensation Table

The table below sets forth the compensation of each non-employee director in 2015.

	Fees Earned or Paid in Cash	Restricted Stock	Total
Name	($)(1)	($)(2)	($)
David Dreyer	60,000	74,997	134,997
Kenneth O. Klepper	50,000	62,489	112,489
Shawn C. Tomasello	12,500	74,990	87,490
Benjamin Wolin	12,500	74,990	87,490

Total	135,000	287,466	422,466

(1)
Reflects annual cash retainers, including pro rata in the case of Mr. Wolin and Ms. Tomasello.

(2)
Reflects restricted stock awards granted under the 2014 Omnibus Incentive Plan. The amounts reported represent the grant date fair value of the restricted stock award, which is the closing trading price of a share of common stock on the grant date multiplied by the number of shares subject to the award. Messrs. Dreyer and Klepper received restricted shares based upon a closing trading price of $28.11 on October 30, 2015; Mr. Klepper received a pro rata grant due to the timing of his December 2014 equity award upon initial appointment, as the Company is in process of converting to a single grant date for its non-employee director equity awards. Ms. Tomasello and Mr. Wolin received restricted shares based upon a closing trading price of $25.36 on October 6, 2015 in connection with their initial appointment. The Company does not pay in cash the value of fractional shares.

As of December 31, 2015, the restricted stock outstanding held by non-employee directors was as follows: Mr. Dreyer, 2,668 shares; Mr. Klepper, 2,223 shares; Ms. Tomasello, 2,957 shares; and Mr. Wolin, 2,957 shares.

Shareholder Communication with the Board

Any shareholder wishing to communicate with a particular director, with all or certain of the independent directors or with the entire Board should direct the communication to Diplomat Pharmacy, Inc., Attention: General Counsel, 4100 S. Saginaw St., Flint, MI 48507. If a shareholder does not wish to have the communication screened, the shareholder should indicate that the material sent by the shareholder be delivered unopened to the person or persons to whom it is addressed.

To submit concerns regarding accounting, internal accounting controls or auditing matters, shareholders and other interested persons may also call the Company's toll free, confidential hotline (1-866-494-3161, enter Diplomat's access code: 4200). Employees may submit such concerns on a confidential and anonymous basis.

Communications made through the confidential hotline, or certain communications to the Board, will be reviewed by the Audit Committee at regularly scheduled meetings.

COMPENSATION DISCUSSION AND ANALYSIS

This section of the proxy statement explains the philosophy, objectives, process and components of our 2015 compensation program for our named executive officers. Our named executive officers for 2015 were Philip R. Hagerman, our Chief Executive Officer; Sean M. Whelan, our Chief Financial Officer; Gary W. Kadlec, our President; Atheer A. Kaddis, our Executive Vice President, Sales and Strategic Alignment; and Jeffrey M. Rowe, our Executive Vice President, Operations until his October 2015 retirement.

Executive Summary

Summary of 2015 Target and Earned Annual Compensation

Components of Target Annual Compensation.    The following table sets forth the various components of target annual compensation approved for the named executive officers in 2015.

2015 Target Annual Compensation Determinations

Base Salary.    2015 base salaries of named executive officers were determined by the Board in December 2014, based on the recommendations of Mr. Hagerman and upon the review of market survey and peer group data provided by Towers Watson in connection with the Company's initial public offering. However, the Board did not engage in market or industry benchmarking in 2015.

Annual Bonus Plan and Equity Awards.    The 2015 bonus plan and equity awards were approved by the Board, upon the recommendation of the Compensation Committee, in June 2015. The approval timing was due to the formation of the Compensation Committee in March 2015, and its initial meeting being held in June 2015 to review these matters.

Historically, Messrs. Hagerman and Rowe did not participate in the Company's annual bonus plan or receive equity awards due to their significant equity ownership in Diplomat and the Company's historical shareholder distributions prior to the IPO. Additionally, Messrs. Whelan and Kadlec and Dr. Kaddis participated in the Company's annual bonus plan, and received sporadic option awards.

Following the IPO, the Board determined to include all named executive officers except Mr. Hagerman in the Company's annual bonus plan and all named executive officers in the equity award program, and to establish plans that were customary among public company peers. The Board determined to provide all incentive compensation to Mr. Hagerman in the form of performance-based options. The 2015 bonus plan for named executive officers and certain other eligible key employees generally memorialized the Company's historical annual bonus plan. The newly designed equity award program for named executive officer annual grants is based upon the grant of options to purchase a number of shares of common stock of the Company, which will be earned or forfeited based upon the Company's performance relative to specified Adjusted EBITDA and revenue goals for the applicable year, in each case excluding the effect of mergers and acquisitions. The earned options, if any, will vest in four annual installments, with the first installment vesting upon the date the Company files its Annual Report on Form 10-K or Audit Committee confirmation of the satisfaction of the applicable performance goals and the remaining three installments vesting annually on such date thereafter.

The increase in the bonus target as a percentage of base salary in 2015 was the result of management review, in consultation with the Compensation Committee, of comparative information acquired through industry surveys and comparative company analysis gathered in connection with the Company's initial public offering. Based on this data, the Compensation Committee members made a judgment regarding the appropriate levels of base, incentive, and total compensation for named executive officers given the characteristics of the Company and its current position in the market.

2015 Pay-For-Performance

The establishment of performance metrics generally is focused on the Company and its management team as a collective unit, to foster teamwork and maximize the Company's performance in particular on budgeted Adjusted EBITDA and budgeted revenue (in each case exclusive of the effect of mergers and acquisitions). See "Proxy Summary—Executive Compensation Highlights—2015 Actual Performance" for the definition of Adjusted EBITDA.

2015 Annual Bonus Plan.    The target bonus of named executive officers is based upon a specified percentage of the participant's annual base salary. Bonuses are earned based upon the achievement of Adjusted EBITDA, revenue and individual annual performance goals.

	Component	2015 Performance Metric		% of Target Bonus
Component(1)	% of Target Bonus	Target	Actual	Earned
Adjusted EBITDA	60	$47,670,000	$62,000,000(2)	125
Revenue	30	$2,981,000,000	$2,970,000,000(2)	98
Individual Performance	10	Varied	Varied	Varied

(1)
For the adjusted EBITDA component, achievement of the minimum, target and maximum performance measures results in a payment of 50%, 100% and 125%, respectively, of the target bonus. For the revenue component, achievement of the minimum, target and maximum performance measures results in a payment of 50%, 100% and 110%, respectively, of the target bonus. There are linear changes between minimum, target and maximum payouts for the revenue and Adjusted EBITDA components. For the achievement of the individual performance goals, payments range from 0% to 110% of the target bonus.

(2)
Subset of total company financial results, as calculated for incentive plans.

2015 Equity Awards—Performance-Based Stock Option Awards.    The target equity award for named executive officers is based upon a specified percentage of the participant's annual base salary. Performance-based option awards are earned based upon the achievement of Adjusted EBITDA and revenue goals.

	Component	2015 Performance Metric		% of Target Award
Component(1)	% of Target Award	Target	Actual(2)	Earned(1)
Adjusted EBITDA	70	$47,670,000	$62,000,000	100
Revenue	30	$2,981,000,000	$2,970,000,000	98

(1)
90% to 100% of each award component is earned based on the achievement of 90% to 100%, respectively, of such performance goal, with linear increases in between such range.

(2)
Subset of total company financial results, as calculated for incentive plans.

Executive Compensation and Related Governance Practices

What We Do		What We Don't Do
á	100% independent Board committees beginning March 2016	â	No guaranteed or discretionary cash bonuses
á	Strong director attendance at all Board and committee meetings	â	No significant perquisites
á	Annual Board and committee performance evaluations	â	No tax gross-ups
á	Pay for performance, including bonus and equity plan	â	No dividends or dividend equivalents on unearned performance units
á	Fixed caps on bonus and equity payouts	â	No defined benefit, supplemental executive retirement or nonqualified deferred compensation plans
á	Strong alignment with shareholders due to significant ownership of Company stock by CEO and other named executive officers	â	No repricing/replacement of underwater stock options
á	Oversight to confirm no undue risk in compensation programs	â	No hedging and use of derivatives permitted
á	Discourage pledging and require consent; limited pledging in practice
á	At-will employees, with limited severance or change-in-control benefits related to potential acceleration of equity awards
á	Annual say-on-pay shareholder vote

Say-On-Pay Shareholder Vote for 2015 Annual Meeting of Shareholders

The Compensation Committee and the Board discussed the results of such shareholder vote in 2015. Given the high level of shareholder support, the Compensation Committee did not materially revise the Company's compensation policies and decisions relating to the named executive officers as a result of such vote. The Compensation Committee will continue to consider the outcome of shareholder votes and other shareholder feedback in making future compensation decisions for the named executive officers.

Compensation Philosophy, Program Objectives and Key Features

The Company's named executive officer compensation program has been designed to reward, attract and retain the management deemed essential to ensure our success. The program seeks to align compensation with our short- and long-term objectives, business strategy, financial performance and Company values. In furtherance of such philosophy, the Company's compensation objectives for the named executive officers are designed to:

    •
    reward executives who consistently perform above expectations and are proficient in their roles with higher base pay and/or total compensation opportunity compared to Company salary range guidelines;

    •
    link pay to performance to create incentives for the named executive officers to perform their duties at a high level; and

    •
    grant equity awards to align long-term interests with those of our shareholders, to reward long-term performance and to assist retention.

The following table sets forth how each component of compensation is intended to satisfy one or more of the Board's compensation objectives.

Component	Primary Purpose(s)	Key Features
Base Salary	• Retains and attracts employees in a competitive market • Preserves an employee's commitment in the event of downturns in the specialty pharmacy industry and/or equity markets

•

Determinations are based on Board's collective view of market salaries for executives in similar positions with similar responsibilities, and the individual's experience, current performance, responsibilities, anticipated individual growth and other subjective factors

Annual Incentive Cash Bonus	• Motivates and rewards achievement of annual performance-based measures • Retains and attracts employees for short term

•

The bonus target for each employee is set forth as a percentage of base salary

•

Earned based upon the achievement of budgeted revenue, budgeted Adjusted EBITDA (exclusive of the effect of mergers and acquisitions), and individual annual performance goals

Option Awards	• Provide incentive for employees to focus on long-term fundamentals and thereby create long-term shareholder value	• Pro rata vesting over four years
	• Assist in maintaining a stable, continuous management team in a competitive market • Provide alignment with shareholders; no value unless stock price improves	• Performance-Based: Earned based upon the achievement of budgeted revenue and budgeted Adjusted EBITDA goals (exclusive of the effect of mergers and acquisitions)

• Performance-Based: Motivate and reward achievement of annual performance measures

2015 Compensation Determinations

Base Salary

Changes in base salary have generally been effective in March or April each year, and are expected to be effective in early April in future years. In 2014, however, in connection with our transition to a public company and the additional responsibilities required thereby, the Board authorized an additional base salary increase in December 2014 for Messrs. Hagerman, Whelan and Kadlec. In 2015, additional changes in base salary became effective in March 2015, consistent with historical practice.

The following table sets forth the base salaries of the named executive officers in 2014 and 2015:

	Mar 2013 to Feb 2014	Mar 2014 to Nov 2014	Dec 2014 to Mar 2015	Mar 2015 to Dec 2015
Name	($)	($)	($)	($)
Philip R. Hagerman(1)	350,000	361,000	500,000	400,000
Sean M. Whelan	252,000	267,000	350,000	350,000
Gary W. Kadlec	257,000	273,000	370,000	370,000
Atheer A. Kaddis	231,000	245,000	245,000	254,000
Jeffrey M. Rowe	236,000	253,000	253,000	260,000(2)

(1)
Mr. Hagerman's salary decrease from $500,000 to $400,000 was effective in January 2015. Mr. Hagerman voluntarily suspended base salary payments from early August 2015 through early November 2015, as Mr. Hagerman elected to divert the scheduled salary payments to the Company's social responsibility budget in order to support the Company's involvement with certain community groups and charities.

(2)
Mr. Rowe received the referenced base salary from March 2015 until his October 2015 retirement.

Company Performance Goals for 2015 Annual Bonus Plan and Performance-Based Options

2015 target performance goals corresponded to the Company's budget (excluding acquisitions or dispositions), which represented Board's reasonable judgment of what would be a good outcome for the Company for 2015. There are linear increases between the threshold, target and maximum goals for the 2015 bonus plan and between threshold and target goals for the equity awards.

	Minimum		Target		Maximum (Bonus Plan Only)
		Increase over		Increase over		Increase over
Component	2015 Target ($)	2014 Actual (%)	2015 Target ($)	2014 Actual (%)	2015 Target ($)	2014 Actual (%)
Adj. EBITDA	42,530,000	21	47,670,000	36	57,200,000	63
Revenue	2,710,000,000	22	2,981,000,000	35	3,279,000,000	48

Annual Incentive Cash Bonus (2015 Annual Bonus Plan)

The 2015 bonus plan for named executive officers and certain other eligible key employees generally memorialized the Company's historical annual bonus plan, with new provisions to address, among other things, pro rata bonuses, rights upon termination of employment and the Company's right to clawback such bonus upon specified events.

Target Bonuses of Named Executive Officers.    Under the 2015 bonus plan, a participant's bonus target is set forth as a percentage of base salary. In 2015, the increase in the bonus target as a percentage of base salary was the result of management recommendations, in consultation with the Compensation Committee, based on comparative information acquired through industry surveys and comparative company analysis gathered in connection with the Company's initial public offering, as well as judgments regarding the appropriate levels of base, incentive, and total compensation for named executive officers in light of the Company's characteristics and market position.

Performance Components.    Adjusted EBITDA, revenue and individual performance goals represented 60%, 30% and 10%, respectively, of the target bonus. See "—Company Performance Goals for 2015 Annual Bonus Plan and Performance-Based Options" for specific Adjusted EBITDA and revenue goals.

Individual Performance Component.    The individual performance component is discretionary and takes into account a number of subjective factors evaluating the performance of such named executive officer.

2015-Earned.    The following table sets forth information regarding the percentage of the bonus target that may be earned based on the achievement of the minimum, target and maximum performance goals, and the actual percentage of bonus target earned. No amount is earned below minimum performance. Mr. Rowe's bonus opportunity was forfeited upon his October 2015 retirement. See "—2015 Pay-For-Performance" for the Company's actual performance with respect to each performance metric.

	Payout Opportunity Based on Component Performance
	(Expressed as a % of Bonus Target)			Earned Bonus
				(Expressed as a % of
Component	Minimum	Target	Maximum	Bonus Target)
Adj. EBITDA	30	60	75	75
Revenue	15	30	33	29.4
Individual	0	10	11	Whelan - 11
				Kadlec - 11
				Kaddis - 11
				Rowe - N/A

The following table sets forth summary information regarding the 2014 target bonus, 2015 target bonus and bonus earned in 2015 for our named executive officers.

	2014 Bonus Plan	2015 Bonus Plan Target(1)
	Target as % of Base			Bonus Plan Earned
Name	Salary	% of Base Salary	$	$
Sean M. Whelan	25	45	157,500	181,741
Gary W. Kadlec	30	45	166,500	192,126
Atheer A. Kaddis	25	30	76,200	87,928
Jeffrey M. Rowe	N/A	30	78,000	N/A

(1)
The target and earned bonus was based on the base salary in effect as of June 2015.

Equity Incentive Program (Performance-Based Options)

In 2015, upon recommendation of the Compensation Committee, the Board approved performance-based option awards to be granted to our named executive officers and certain other eligible key employees under the 2014 Omnibus Incentive Plan.

Target Grants to Named Executive Officers.    A participant's target grant was based on the grant date fair value determined by the Board divided by the closing price of the common stock on the grant date.

Performance Components.    Adjusted EBITDA and revenue performance goals represented 70% and 30%, respectively, of the target grant award. See "—Company Performance Goals for 2015 Annual Bonus Plan and Performance-Based Options" for specific Adjusted EBITDA and revenue goals.

2015-Earned.    The following table sets forth information regarding the percentage of the bonus target that may be earned based on the achievement of the minimum, target and maximum performance goals, and the actual percentage of bonus target earned. No award is earned below minimum performance.

Mr. Rowe's option award was forfeited upon his October 2015 retirement. See "—2015 Pay-For-Performance" for the Company's actual performance with respect to each performance metric.

	Payout Opportunity Based on Component Performance
	(Expressed as a % of Bonus Target)			Earned Bonus
				(Expressed as a % of
Component	Minimum	Target	Maximum	Bonus Target)
Adj. EBITDA	63	70	70	70
Revenue	27	30	30	29.4

The following table sets forth summary information regarding the 2015 target award and award earned for our named executive officers.

Target Award
				Performance-
		Grant Date Fair	Performance-	Based Options
Name	% of Base Salary	Value ($)	Based Options	Earned
Philip R. Hagerman	250	1,000,000	154,392	153,452
Sean M. Whelan	50	175,000	27,019	26,854
Gary W. Kadlec	50	185,000	28,563	28,389
Atheer A. Kaddis	40	101,600	15,686	15,590
Jeffrey M. Rowe	40	104,000	16,057	N/A

(1)
Subset of total company financial results, as calculated for incentive plans.

Other Equity-Related Policies

Timing and Pricing of Share-Based Grants

With respect to equity awards, the Committee and the Board do not coordinate the timing of share-based grants with the release of material non-public information.

In accordance with the 2014 Omnibus Incentive Plan, the exercise price of each option is the closing price for the Company's common stock on the date approved by the Committee or the Board to be the grant date (which date is not earlier than the date the Committee or the Board approved such grant).

Policy on Pledging and Hedging Company Securities

In addition to the restrictions set forth in SEC regulations, the Company's insider trading policy prohibits the hedging of Company securities and significantly limits any pledging of Company securities. In particular, the policy prohibits directors, executive officers and other employees, with respect to the Company's securities, short sales, trading in puts, calls, options or other derivative securities. In addition, the policy prohibits pledging of Company securities or holding Company securities in a margin account, except in situations and on conditions pre-approved by the General Counsel. At a minimum, such person must have the financial capacity to repay the applicable loan without resort to the margin or pledged securities. No Company securities beneficially owned by a director or executive officer have been subject to a margin account at any time since we have been a public company, and there has been limited pledging in practice.

Clawbacks

Both our annual bonus plan and equity incentive plans are subject to clawbacks. Specifically for the annual bonus plan, if the Company's financial statements are the subject of a restatement due to error or misconduct, to the extent permitted by governing law, the Company is authorized to seek reimbursement of excess incentive cash compensation paid under the 2015 bonus plan to participants for the relevant performance periods; provided, the Company's clawback right extends only to any bonuses earned for the three completed fiscal years prior to the date the Company determines such restatement is required. In addition, the Company's form of performance-based option award agreement makes such awards subject to forfeiture and/or recovery under any compensation recovery policy that the Company may adopt from time to time, which recovery right extends to the proceeds realized by the applicable participant due to sale or other transfer of such stock.

Tax and Accounting Implications

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code provides that annual compensation in excess of $1 million paid to a company's chief executive officer and the three other highest compensated executive officers (excluding the chief financial officer) is not deductible by the company for federal income tax purposes, subject to specified exemptions (the most significant of which is certain performance-based compensation). The Committee will review the application of Section 162(m) of the Code with respect to any future compensation arrangements considered by the Company. To maintain flexibility in compensating the Company's executive officers to meet a variety of objectives, the Committee does not have a policy that all executive compensation must be tax-deductible.

Nonqualified Deferred Compensation

Section 409A of the Code provides that amounts deferred under nonqualified deferred compensation arrangements will be included in an employee's income when vested, as well as be subject to penalties and interest, unless certain requirements are complied with. We do not offer any nonqualified deferred compensation plans to any of our executive officers. The Company's 2014 Omnibus Incentive Plan is intended to comply with or be exempt from the requirements of Section 409A.

Change in Control Payments

Section 280G of the Code disallows a company's tax deduction for "excess parachute payments." For this purpose, parachute payments generally are defined as payments to specified persons that are contingent upon a change in control in an amount equal to or greater than three times the person's base amount (the five-year average Form W-2 compensation). The excess parachute payments, which are nondeductible, equal the amount of the parachute payments less the base amount. Additionally, Code Section 4999 imposes a 20% excise tax on any person who receives excess parachute payments. The Company does not pay tax gross-ups with respect to such excise tax.

None of the named executive officers have an employment agreement with the Company that entitle them to payments upon the termination of their employment, including following a change of control that may qualify as "excess parachute payments." The Company's 2007 Option Plan and 2014 Omnibus Incentive Plan may entitle participants to payments in connection with a change in control that may result in excess parachute payments.

Other

We do not provide any named executive officer with a tax gross-up or other reimbursement payment for any tax liability that he may owe as a result of the application of Sections 280G, 4999, or 409A of the Code.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis ("CD&A") in this proxy statement with management, including Messrs. Hagerman and Whelan. Based on such review and discussion, the Board authorized the inclusion of the CD&A in the Company's annual report on Form 10-K for the year ended December 31, 2015 and the proxy statement for the 2016 annual meeting.

The Compensation Committee
David Dreyer, Chair Kenneth O. Klepper Sean M. Whelan, Former Member

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

In March 2015, the Board established the Compensation Committee, which consisted of two independent directors and our chief financial officer in 2015.

In 2015, none of our executive officers served on the compensation committee (or equivalent) or board of directors of another entity whose executive officer(s) served on the Compensation Committee or our Board of Directors.

NAMED EXECUTIVE OFFICER COMPENSATION TABLES

Summary Compensation Table for 2015

The table below summarizes the total compensation paid or earned by the named executive officers in 2015, 2014 and 2013.

Name and Principal Position	Year (1)	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)(3)	Total ($)
Philip R. Hagerman	2015	307,692	—	993,908	—	21,350	1,322,950
Chief Executive Officer and Chairman	2014	387,638	—	—	—	22,364	410,002
	2013	350,000	—	—	—	21,447	371,447
Sean M. Whelan	2015	350,000	17,325	173,937	164,416	23,446	729,124
Chief Financial Officer, Treasurer and	2014	282,994	22,059	356,600	49,638	20,203	731,494
Secretary	2013	248,594	20,770	—	44,553	19,564	333,481
Gary W. Kadlec	2015	370,000	18,315	183,876	173,811	9,620	755,622
President	2014	290,492	24,579	—	60,839	9,990	385,900
	2013	255,222	25,457	—	54,607	9,620	344,906
Atheer A. Kaddis	2015	251,923	8,382	100,980	79,546	18,734	459,565
Executive Vice President, Sales and	2014	250,597	18,375	356,600	45,483	18,840	689,895
Strategic Alignment	2013	227,878	19,039	—	40,840	18,380	306,137
Jeffrey M. Rowe	2015	208,382	—	—	—	15,705	224,087
Former Executive Vice President,	2014	258,153	—	—	—	18,370	276,523
Operations	2013	233,056	—	—	—	18,212	251,268

(1)
Amounts reflected in the "Bonus" column represent the discretionary portion of such person's cash bonus earned under the 2015 and 2014 bonus plans, i.e. the portion related to individual performance measures. Amounts reflected in the "Non-Equity Incentive Plan Compensation" column represent the Company performance-based portion of such person's cash bonus earned under the 2015, 2014 and 2013 bonus plans. Payments of bonuses for 2015 were made on April 7, 2016 and conditioned upon such person's continued employment through such date.

(2)
Represents the grant date fair value (excluding the effect of estimated forfeitures) calculated in accordance with the Financial Accounting Standards Board's Accounting Standards Codification Topic 718. The Company uses the Black-Scholes-Merton option pricing model to determine the grant date fair value of options, including assumptions which are specified in Note 12 to the Company's audited financial statements included in the Form 10-K for the year ended December 31, 2015.

(3)
For 2015, includes: 401(k) matching contributions by the Company ($11,730 for Mr. Hagerman, $13,826 for Mr. Whelan, $9,114 for Dr. Kaddis, and $7,935 for Mr. Rowe); and car allowances of $9,620 for Messrs. Hagerman, Whelan, Kadlec and Kaddis, and $7,770 for Mr. Rowe.

Narrative Discussion of Summary Compensation Table for 2015

Mr. Hagerman.    Mr. Hagerman does not participate in the annual bonus plan due to his significant equity ownership, in line with historical practice.

Mr. Rowe.    Due to his retirement in October 2015, Mr. Rowe did not earn a bonus for 2015 and his performance-based option awards were forfeited.

Dr. Kaddis.    In 2015, Dr. Kaddis was our Senior Vice President—Sales and Business Development. In February 2016, Dr. Kaddis was promoted to Executive Vice President—Sales and Strategic Alignment.

Base Salary.    Base salary changes generally are effective in March or April each year.

Bonus and Non-Equity Incentive Plan Compensation.    See "Compensation Discussion and Analysis—2015 Compensation Determinations" for information regarding Adjusted EBITDA, revenue and discretionary components of the 2015 bonus plan and amounts earned thereunder.

Option Grants.    2015 grants were for performance-based options that vest pro rata over four years, with the first installment vesting upon the date the Company files its Annual Report on Form 10-K or Audit Committee confirmation of the satisfaction of the applicable performance goals, and the remaining three installments vesting annually on such date thereafter.

In 2014, concurrent with the IPO, Mr. Whelan and Dr. Kaddis received time-vesting option awards under the Company's 2014 Omnibus Incentive Plan, which vest pro rata over four years.

Grants of Plan-Based Awards in 2015

The following table provides information about equity and non-equity awards granted to the named executive officers in 2015.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)(2)			Estimated Possible Payouts Under Equity Incentive Plan Awards (2)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Philip R. Hagerman	06/05/2015	—	—	—	138,952	154,392	154,392
Sean M. Whelan	N/A	70,875	141,750	170,100	—	—	—
	06/05/2015	—	—	—	24,317	27,019	27,019
Gary W. Kadlec	N/A	74,925	149,850	179,820	—	—	—
	06/05/2015	—	—	—	25,706	28,563	28,563
Atheer A. Kaddis	N/A	34,290	68,580	82,296	—	—	—
	06/05/2015	—	—	—	14,117	15,686	15,686
Jeffrey M. Rowe	N/A	35,100	70,200	84,240	—	—	—
	06/05/2015	—	—	—	14,451	16,057	16,057

(1)
Relates to possible cash payouts attributable to the company performance-based components of the 2015 bonus plan, exclusive of the 10% discretionary component of the 2015 bonus plan.

(2)
Threshold amounts with respect to both Non-Equity Incentive Plan Awards and Equity Incentive Plan Awards represent threshold achievement of both the revenue component and the Adjusted EBITDA component of such plans.

(3)
Each option had a grant date fair value of $6.477. See Note 2 to the Summary Compensation Table for information regarding the grant date fair value.

Narrative Discussion of Grants of Plan-Based Awards in 2015 Table

Mr. Rowe.    Due to his retirement in October 2015, Mr. Rowe did not earn a bonus for 2015 and his performance-based option awards were forfeited.

Non-Equity Incentive Plan—2015 Annual Bonus Plan.    For the participating named executive officers, 60%, 30% and 10% of the non-equity incentive bonus target was based on achievement of a 2015 Adjusted EBITDA performance measure, a 2015 revenue performance measure and a subjective individual performance, respectively. Only the amounts eligible to be earned under the objective performance components (Adjusted EBITDA and revenue) are included in this table. For amounts actually earned, see "2015 Compensation Determinations—Annual Incentive Cash Bonus (2015 Annual Bonus Plan)."

Equity Incentive Plan—Performance-Based Option Awards.    For each of our named executive officers, 70% and 30% of the equity incentive bonus target was based on achievement of a 2015 Adjusted EBITDA performance measure and a 2015 revenue performance measure, respectively. For amounts actually earned, see "2015 Compensation Determinations—Equity Incentive Program (Performance-Based Options)."

Outstanding Equity Awards at December 31, 2015

The following table sets forth certain information with respect to outstanding options held by certain of our named executive officers on December 31, 2015. All options in the table granted prior to 2014 were made pursuant to the 2007 Option Plan, and all options granted in 2014 or later were made pursuant to the 2014 Omnibus Incentive Plan. Mr. Rowe's outstanding options were cancelled upon his retirement in October 2015.

Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Philip R. Hagerman	6/5/15	(1)	—	153,452	39.26	6/5/25
Sean M. Whelan	3/1/12	(2)	—	96,686	4.29	3/1/22
	10/9/14	(2)	25,000	75,000	13.00	10/9/24
	6/5/15	(1)	—	26,854	39.26	6/5/25
Gary W. Kadlec	9/1/12	(2)	94,019	88,663	4.28	9/1/22
	9/1/12	(3)	193,374	—	4.28	9/1/22
	6/5/15	(1)	—	28,389	39.26	6/5/25
Atheer A. Kaddis	4/1/09	(4)	394,400	—	3.07	4/1/19
	10/9/14	(2)	25,000	75,000	13.00	10/9/24
	6/5/15	(1)	—	15,590	39.26	6/5/25

(1)
Performance-based options that were subject to performance conditions in 2015, which vest in four annual installments, with the first installment vesting on February 29, 2016 (as of the date the Company filed its Annual Report on Form 10-K) and the remaining three installments vesting annually on such confirmation date thereafter.

(2)
Vests 25% on each of the first, second, third and fourth anniversaries of the grant date, with full vesting achieved on the fourth anniversary of the grant date.

(3)
Mr. Kadlec's performance-based option vested as follows: 25% upon the Company generating EBITDA of $30 million or sales of $1.5 billion in a calendar year (achieved in 2013); an additional 25% upon the Company generating EBITDA of $40 million or sales of $2 billion in a calendar year (achieved in 2014); and the remaining 50% upon the Company generating EBITDA of $50 million or sales of $2.5 billion in a calendar year (achieved in 2015).

(4)
The options were fully vested on April 1, 2012.

Option Exercises and Stock Vested in 2015

None of our named executive officers had stock awards which vested in 2015. The following table provides information about options exercised by our named executive officers in 2015.

	Option Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Sean M. Whelan(2)	647,163	$18,273,172
Gary W. Kadlec	365,352	$10,175,319
Atheer A. Kaddis	437,798	$11,306,584

(1)
In addition to options exercised in the ordinary course, share amounts in this column also include the number of shares underlying options repurchased by the Company in 2015. The value realized with respect to such transactions reflects the difference between the value received and the exercise price of the options. See "Certain Relationships and Related Person Transactions—Related Person Transactions—Redemptions of Company Securities Pursuant to Stock Option Redemption Agreements." For options exercised in the ordinary course, the value realized with respect to such transaction is calculated without regard to whether the named executive officer actually sold the shares received.

(2)
On August 26, 2015, Mr. Whelan exercised 290,064 options to purchase common stock and 149,534 of the underlying common shares were sold to cover the exercise price. Mr. Whelan retained the balance of the underlying common shares.

Potential Payments Upon Termination or Change in Control

The following section describes potential payments and benefits to the named executive officers under the Company's compensation and benefit plans and arrangements upon termination of employment or a change in control of the Company as of December 31, 2015.

Termination of Employment

We do not provide severance benefits to any of our named executive officers. Therefore, none of our named executive officers would have received any severance benefits in connection with a termination of employment as of December 31, 2015.

Certain of our named executive officers hold stock options granted under the 2007 Option Plan and the 2014 Omnibus Incentive Plan. See "—2007 Option Plan" and "—2014 Omnibus Incentive Plan" for information regarding the potential effects of a termination of employment on outstanding options held by the named executive officers.

Change in Control

The following table sets forth the value of acceleration of unvested stock options that would have accrued to certain of our named executive officers if a change in control had occurred on December 31, 2015. See "—2007 Option Plan" and "—2014 Omnibus Incentive Plan."

Name	Value of Accelerated Options ($)(1)
Philip R. Hagerman(2)	—
Sean M. Whelan(3)	4,485,312
Gary W. Kadlec(4)	2,654,570
Atheer A. Kaddis(5)	1,591,500

(1)
Calculated as the difference between the closing trading price of our common stock underlying the options subject to accelerated vesting on December 31, 2015 ($34.22) and the exercise price of those options, multiplied by the number of unvested shares, and then rounded to the nearest dollar. Performance-based option awards granted in 2015 have an exercise price of $39.26, above the closing trading price of our common stock on December 31, 2015. Accordingly, no value would have been realized from the vesting of such options in the event of a change of control as of December 31, 2015.

(2)
As of December 31, 2015, 153,452 shares of common stock subject to Mr. Hagerman's options were unvested and would accelerate upon a change of control effective December 31, 2015.

(3)
As of December 31, 2015, 198,540 shares of common stock subject to Mr. Whelan's options were unvested and would accelerate upon a change in control effective December 31, 2015.

(4)
As of December 31, 2015, 117,052 shares of common stock subject to Mr. Kadlec's time-based options were unvested and would accelerate upon a change in control effective December 31, 2015.

(5)
As of December 31, 2015, 90,590 shares of common stock subject to Dr. Kaddis' options were unvested and would accelerate upon a change in control effective December 31, 2015.

2015 Annual Bonus Plan

Under the 2015 Annual Bonus Plan, in the event of a change in control of the Company, if a participating executive is terminated by the Company (or any successor thereof, by merger, acquisition or otherwise) for any reason within six months of such change in control, such executive will earn the target award percentage for the fiscal year in which the employment termination occurs multiplied by the greater of his or her actual base salary in effect on the date of (i) the employment termination and (ii) the change in control.

2007 Option Plan

The 2007 Option Plan provided for the grant of options, which include nonqualified stock options and incentive stock options, to our employees, directors and consultants. No awards may be granted in the future under the plan.

The options expire on the tenth anniversary of the grant date but are subject to earlier termination upon termination of a participant's employment or service.

Termination of Employment Other Than for Disability, Death or Cause.    Upon a termination of employment or service for reason other than disability, death or cause, all unvested options will terminate on the termination date and all vested options will terminate three months after the termination date, except in the case of the participant's death during such three-month period, in which case, all vested options will terminate one year after the termination date.

Termination of Employment Due to Disability or Death.    Upon a termination of employment or service due to disability or death, all unvested options will terminate on the termination date and all vested options will terminate one year after the termination date. In the event a deceased participant's vested options are properly exercised, the Board of Directors may elect to pay to the participant's legal representative the amount by which the fair market value per share on the date of exercise exceeds the exercise price, multiplied by the number of shares with respect to which the options are being exercised.

Termination of Employment for Cause.    Upon a termination of employment or service for cause, we may terminate any options (whether vested or unvested) in our sole discretion as of the termination date.

Change in Control.    In the event of a change in control of the Company, all unvested options immediately vest on the effective date of such change in control.

2014 Omnibus Incentive Plan

The 2014 Omnibus Incentive Plan provides for the award to employees, directors, consultants, advisors or to nonemployees, to whom an offer of employment has been or is being extended, of the Company and its affiliates of options, restricted stock, restricted stock units, stock appreciation rights, performance awards (which may take the form of performance units or performance shares) and other stock and stock unit awards.

The Board may provide by rule or regulation or in any award agreement, or may determine in any individual case, the circumstances in which awards shall be paid or forfeited in the event a participant ceases to be employed by us, or to provide services to us, prior to the end of a performance period, period of restriction or the exercise, vesting or settlement of such award.

For awards made beginning in 2014 and thereafter:

Termination of Employment—Unvested Options.    Upon a termination of employment or service for any reason, all unvested options will terminate on the termination date.

Termination of Employment—Vested Options.

For Cause.    Upon a termination of employment for cause, all vested options will terminate on the termination date.

Upon Death or Disability.    Upon a termination of employment upon death or disability, all vested options will terminate one year after the termination date (but no later than the option expiration date).

For Any Reason Other Than Death, Disability or Cause.    Upon a termination of employment for any reason other than death, disability or cause, all vested options will terminate 90 days after the termination date (but no later than the option expiration date).

Change in Control.    In the event of a change in control of the Company, all unvested options immediately vest 10 days prior to such change in control.

Form of Stock Option Award (Performance-Based).    In the event of a change in control of the Company, all unvested performance-based option awards immediately vest 10 days prior to such change in control. Except as otherwise determined by the Compensation Committee at the time of a change in control, any portion of the option that has not, prior to or in connection with the change in control, either been exercised or cancelled in exchange for a cash payment equal to the fair value of the option shall terminate, expire and be forfeited upon closing of the change in control.

Other.    In addition, the Board retains the right to cause a forfeiture of awards upon any breach or violation of agreements, policies or plans of the Company, as well as to the extent permitted by applicable law or regulations.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Procedures for Related-Person Transactions

To assist the Company in complying with its disclosure obligations and to enhance the Company's disclosure controls, the Board approved a formal policy in February 2015 regarding related person transactions. A "related person" is a director, officer, nominee for director or a more than 5% shareholder (of any class of the Company's Voting Stock) since the beginning of the Company's last completed fiscal year, and their immediate family members. A related person transaction is any transaction or any series of transactions in which the Company was or is to be a participant, the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

Specifically, the policy establishes a process for identifying related persons and procedures for reviewing and approving such related person transactions. In addition, directors and executive officers are required to complete an annual questionnaire in connection with the Company's proxy statement for its annual meeting of shareholders, which includes questions regarding related person transactions, and such persons also are required to provide written notice to the Company's General Counsel or outside general counsel of any updates to such information prior to the annual meeting. Further, the Company's legal, financial and other departments have established additional procedures to assist the Company in identifying existing and potential related person transactions and other potential conflict of interest transactions, including policies and procedures designed to comply with Auditing Standard No. 18 issued by the Public Company Accounting Oversight Board.

The Audit Committee and/or the independent directors of the Board review such proposed business transactions to ensure that the Company's involvement in such transactions is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party and is in the best interests of the Company and its shareholders.

The Board of Directors also has adopted a written Code of Business Conduct and Ethics for the Company in compliance with Sarbanes-Oxley, which is publicly available on our website at www.diplomat.is under the section Investors—Corporate Governance. Under the code of business conduct and ethics, the Company's employees, officers and directors are discouraged from entering into any transaction that may cause a conflict of interest for the Company. In addition, they must report any potential conflict of interest, including related person transactions, to their supervisor, an executive officer or the compliance officer, as defined in the Code of Business Conduct and Ethics, who then reviews and summarizes the proposed transaction for the Audit Committee.

Related Person Transactions

2015 Stock Option Repurchases

In March 2015, the Company repurchased the following outstanding options to purchase common stock from certain of our named executive officers: (i) options to purchase 357,099 shares of common stock from Mr. Whelan at a purchase price of $23.76 per option, (ii) options to purchase 185,352 shares of common stock from Mr. Kadlec at a purchase price of $23.27 per option, and (iii) options to purchase 388,498 shares of common stock from Dr. Kaddis at a purchase price of $25.30 per option. The purchase price for the option redemptions was based on the price per share of the Company's March 2015 public offering of common stock, net of the underwriting discount and exercise price applicable to each option.

Loans to the Company

In 2015, an affiliated entity of Mr. Hagerman's loaned $5,625,000 to WorkSmartMD, LLC (Ageology), and has outstanding loans of $10,075,000 as of December 31, 2015. The Company has a 25% equity interest in Ageology and has outstanding loans of $2,500,000 to Ageology as of December 31, 2015.

Other Family Relationships

The Company employs Jennifer Hagerman, Mr. Hagerman's daughter, as its Associate Vice President of Education and Quality. Dr. Hagerman earned the following compensation for her services during fiscal 2015: base salary, $154,303; discretionary and performance-based bonuses, $15,779 in the aggregate; car allowance, $5,920; and 401(k) matching contribution, $6,216. The Company also granted Ms. Hagerman 10,000 time-vested options relating to her promotion to Associate Vice President of Education and Quality with an exercise price of $39.26. The options vest in 25% increments on each of the first, second, third and fourth anniversaries of the grant date, with full vesting achieved on June 5, 2019.

Registration Rights Agreement

The Company is a party to an amended and restated registration rights agreement dated as of March 31, 2014 (the "Registration Rights Agreement"), relating to our securities held by certain funds of T. Rowe Price Associates, Inc., Janus Capital Management, LLC, affiliates of Mr. Hagerman, and Mr. Rowe. Under the Registration Rights Agreement, if we propose to register the offer and sale of any of our securities under the Securities Act of 1933, as amended (the "Securities Act") in connection with the public offering of such securities other than with respect to (1) a registration related to a company stock plan or (2) a registration related to the exchange of securities in certain corporate reorganizations or certain other transactions, Mr. Hagerman and Mr. Rowe are entitled to certain "piggyback" registration rights allowing them to include their shares in such registration, subject to certain marketing and other limitations. As a result, whenever we propose to file a registration statement under the Securities Act, Messrs. Hagerman and Rowe are entitled to notice of the registration and have the right, subject to limitations that the underwriters may impose on the number of shares included in the registration, to include their shares in the registration.

In connection with such piggyback registration rights, we are responsible, subject to certain exceptions, for the expenses of any offering of our shares of common stock offered pursuant to the agreement other than underwriting discounts and selling commissions. The Registration Rights Agreement contains customary indemnification provisions. Further, under the Registration Rights Agreement, each shareholder party agreed, if required by us and the managing underwriter in an underwritten offering, not to effect (other than pursuant to such registration) any public sale or distribution of any of our or their holdings in our Company or securities convertible into any of our equity securities for 90 days after the registration of any offering other than an initial public offering.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership (as defined in Rule 13d-3 of the Exchange Act) of our common stock as of April 11, 2016 by (A) each of the directors and named executive officers, (B) all of the directors and executive officers as a group, and (C) to our knowledge, beneficial owners of more than 5% of our common stock. As of April 11, 2016, there were 65,940,307 shares of our common stock outstanding. Unless otherwise indicated and subject to applicable community property laws, each owner has sole voting and investment powers with respect to the securities listed below.

Name of Beneficial Owner	Shares Owned	Right to Acquire(1)	Total	Aggregate Percent of Class
Philip R. Hagerman(2)	20,575,358	38,363	20,613,721	31.3%
Sean M. Whelan	142,530	128,400	270,930	*
Gary W. Kadlec	—	294,491	294,491	*
Jeffrey M. Rowe(3)	1,706,951	—	1,706,951	2.6%
Atheer A. Kaddis	4,000	373,997	377,997	*
David Dreyer	9,471	—	9,471	*
Kenneth O. Klepper	38,731	—	38,731	*
Shawn C. Tomasello	2,957	—	2,957	*
Benjamin Wolin	2,957	—	2,957	*
Executive officers and directors as a group (9 persons)	22,482,955	835,251	23,318,206	35.4%
T. Rowe Price Associates, Inc.(4)	5,176,602	—	5,176,602	7.9%
100 E. Pratt Street Baltimore, MD 21202
Janus Capital Management LLC(5)	6,435,950	—	6,435,950	9.8%
151 Detroit St. Denver, CO 80206

*
Less than one percent.

(1)
Represents shares of our common stock issuable on the exercise of options that are currently exercisable or exercisable within 60 days of April 11, 2016.

(2)
Includes the following trusts for which Mr. Hagerman is the sole trustee and therefore may be deemed to have beneficial ownership: 1,462,145 shares of Common Stock held by the Philip R. Hagerman Revocable Trust, 4,450,091 shares of Common Stock held by the JH GST Trust, 1,371,292 shares of Common Stock held by the 2013 Irrevocable Exempt Trust for Jennifer K. Hagerman, 1,215,293 shares of Common Stock held by the 2013 Irrevocable Exempt Trust for Megan Lineberger, 313,337 shares of Common Stock held by the 2014 Irrevocable Exempt Trust for Jennifer K. Hagerman, 313,337 shares of Common Stock held by the 2014 Irrevocable Exempt Trust for Megan Lineberger, 1,073,336 shares of Common Stock held by the Jocelyn Hagerman 2014 GRAT, 263,500 shares of Common Stock held by the JH Marital Trust, 394,910 shares of Common Stock held by the Irrevocable Trust for Thomas Hagerman, and 394,910 shares of Common Stock held by the Irrevocable Trust for Taylor Hagerman.

  Also includes the following trusts for which Jocelyn Hagerman, Mr. Hagerman's wife, is the sole trustee: 1,550,876 shares of Common Stock held by the 2013 Irrevocable Exempt Trust for Thomas R. Hagerman, 1,550,876 shares of Common Stock held by the 2013 Irrevocable Exempt Trust for Taylor G. Hagerman, 1,073,336 shares of Common Stock held by the Philip Hagerman 2014 GRAT, and 357,836 shares of Common stock held by the Jocelyn Hagerman Living Trust, and the following trusts for which Mrs. Hagerman is a co-trustee: 3,891,609 shares of Common Stock held by the 2007 Hagerman Family GST Trust, 313,337 shares of Common Stock held by the 2014 Irrevocable Exempt Trust for Thomas Hagerman, 313,337 shares of Common Stock held by the 2014 Irrevocable Exempt Trust for Taylor Hagerman, and 272,000 shares of Common Stock held by the PH Marital Trust. Mr. Hagerman disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(3)
Based on the last known information prior to Mr. Rowe's October retirement and resignation from the Board, which includes 1,000,284 shares of Common Stock held by Mr. Rowe, 59,500 shares of Common Stock held by the Irrevocable Exempt Trust for Melissa Rowe, 59,500 shares of Common Stock held by the Irrevocable Exempt Trust for Matthew Rowe, 59,500 shares of Common Stock held by the Irrevocable Exempt Trust for Anthony Rowe, 59,500 shares of Common Stock held by the Irrevocable Exempt Trust for Aileen Rowe, 59,500 shares of Common Stock held by the Irrevocable Exempt Trust for Christopher Rowe, 127,500 shares Common Stock held by the Rowe Charitable Remainder Unitrust, and 281,667 shares of Common Stock held by the Rowe Family GST Trust. Mr. Rowe disclaims beneficial ownership except to the extent of his pecuniary interests therein.

(4)
Based on Schedule 13G/A (Amendment No. 1) filed with the SEC on February 9, 2016 by T. Rowe Price Associates, Inc.

(5)
Based on Schedule 13G filed with the SEC on February 10, 2016 by Janus Capital Management LLC.

AUDIT COMMITTEE REPORT

The Board has determined that each of the existing members of the Audit Committee are independent under applicable rules and regulations of the NYSE and the SEC. The Audit Committee operates under a written charter approved by the Board, which is reviewed annually by the Audit Committee and the Board, and is posted on the Investor Relations section of the Company's website at www.diplomat.is.

As described more fully in its charter, the purpose of the Audit Committee is to assist the Board in its general oversight of the Company's financial reporting and internal control functions, to review our reports filed with or furnished to the SEC that include financial statements or results, to monitor compliance with significant legal and regulatory requirements and other risks related to financial reporting and internal control, and the Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm, currently BDO, and our internal audit team. See "Audit Committee Matters" below for a description of the Audit Committee's pre-approval policies regarding BDO's services. The Audit Committee further has the authority to engage independent advisors as it determines appropriate, apart from counsel or advisors hired by management. Management has the primary responsibility for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls and compliance with applicable laws and regulations. BDO is responsible for performing an independent audit of the Company's consolidated financial statements and the effectiveness of the Company's internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (U.S.) ("PCAOB") and for expressing their opinions thereon.

In 2015, among other matters, the Audit Committee:

  •
  Reviewed and discussed with management and BDO the unaudited quarterly financial statements included in each Form 10-Q filed with the SEC.

  •
  Reviewed and discussed with BDO the overall scope and plans for its audit for 2015.

  •
  Reviewed and discussed with management and BDO the audited consolidated financial statements, and BDO's opinion thereon, included in the Form 10-K for 2015 filed with the SEC and the 2015 annual report delivered to shareholders.

  •
  Discussed with BDO and management the adequacy of the Company's internal accounting controls, and accounting, financial and auditing personnel.

  •
  Discussed with BDO the matters required to be discussed by PCAOB Auditing Standard No. 16, Communications with Audit Committees.

  •
  Received the written disclosures and the letter from BDO required by the applicable requirements of the PCAOB regarding BDO's communications with the Audit Committee concerning independence, and discussed with BDO its independence with respect to the Company, including any relationships which may impact its objectivity and independence and whether the provision of specified non-audit services is compatible with the auditors' independence under current guidelines.

Based on the foregoing, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company be included in the Company's annual report on Form 10-K for 2015, which was filed with the SEC on February 29, 2016.

Submitted by the Audit Committee:
David Dreyer, Chairman Kenneth O. Klepper Benjamin Wolin

AUDIT COMMITTEE MATTERS

Pre-Approval Policies and Procedures

In accordance with Audit Committee policy and applicable law, the Audit Committee must pre-approve all services to be provided by BDO, including audit services, audit-related services, tax services and other services. In determining whether to pre-approve such services, the Audit Committee must consider whether the provision of such services is consistent with the independence of BDO. Beginning in 2015, the full Audit Committee generally provides pre-approval for up to a year related to a particular defined task or scope of work and subject to a specific budget. In other cases, the chair of the Audit Committee may pre-approve such services between Audit Committee meetings pursuant to delegated authority from the Audit Committee; the chair then communicates such pre-approvals to the full Audit Committee at the next regularly scheduled meeting.

BDO Fees

The following table sets forth the fees we were billed for audit and other services provided by BDO in 2015 and 2014. All of such services described below were approved in conformity with the Audit Committee's pre-approval policies and procedures described above, to the extent the Audit Committee was formed before the services were provided.

	2015 ($)	2014 ($)
Audit Fees(1)	557,040	607,834
Audit-Related Fees(2)	—	178,632
Tax Fees(3)	212,110	115,185
Other Fees	—	—

Total Fees	769,150	901,651

(1)
Audit fees in 2015 and 2014 consisted of fees related to audit and reviews of the consolidated financial statements and work related to our 2015 and 2014 equity offerings.

(2)
Audit-related fees in 2015 and 2014 consisted primarily of fees related to acquisition activity.

(3)
Tax fees in 2015 and 2014 consisted of various tax related research and filings.

PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016

In accordance with applicable law, the Audit Committee has ultimate authority and responsibility to appoint, compensate, evaluate and, when appropriate, replace our independent registered public accounting firm. In March 2016, the Committee reappointed BDO to be our independent registered public accounting firm for 2016. See "Audit Committee Report" and "Audit Committee Matters" for additional information on BDO's services provided to us in 2015.

As the Audit Committee has responsibility for the appointment of our independent registered public accounting firm, your ratification of the appointment of BDO is not necessary. However, the Committee will take your vote on this proposal into consideration when appointing our independent registered public accounting firm in the future. Even if the shareholders ratify the appointment of BDO, the Committee may in its sole discretion terminate the engagement of BDO and direct the appointment of another independent registered public accounting firm at any time during the year, although it has no current intent to do so.

Representatives of BDO will attend the meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to answer appropriate questions from our shareholders.

The Board recommends that you vote FOR the ratification of the Audit Committee's appointment of BDO LLP as our independent registered public accounting firm for 2016.

PROPOSAL NO. 3—ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Our Board proposes that shareholders provide advisory (non-binding) approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with the SEC's rules (commonly known as a "say-on-pay" proposal). We recognize the interest our shareholders have in the compensation of our executives and we are providing this advisory proposal in recognition of that interest and as required by Section 14 of the Exchange Act. The next advisory say-on-pay vote will occur at our 2017 annual meeting of shareholders.

As described in detail under the heading "Compensation Discussion and Analysis," our named executive officer compensation program is designed to attract, motivate, and retain our named executive officers who are critical to our success, and to ensure alignment of such persons with shareholders. Under this program, our named executive officers are rewarded for their service to the Company, the achievement of specific performance goals and the realization of increased shareholder value. We believe our executive officer compensation program also is structured appropriately to support our Company and business objectives, as well as to support our culture. The Compensation Committee regularly reviews the compensation program for our named executive officers to ensure the fulfillment of our compensation philosophy and goals.

Please read the "Compensation Discussion and Analysis," beginning on page 17, and the "Named Executive Officer Compensation Tables," beginning on page 26, for additional details about our named executive officer compensation program, including information about the target and earned compensation of our named executive officers in 2015.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote "FOR" the following resolution at the 2016 annual meeting:

  "RESOLVED, that the Company's shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2016 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure."

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. We value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders' concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board recommends a vote FOR the approval of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the rules of the SEC.

ADDITIONAL INFORMATION

Equity Compensation Plans

The following table sets forth certain information as of December 31, 2015 concerning our equity compensation plans:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	4,125,490(1)	$17.53(2)	4,246,215(3)
Equity compensation plans not approved by security holders	—	—	—

Total	4,125,490	$17.53	4,246,215

(1)
Consists of (A) 2,109,405 outstanding options for our common stock under the 2007 Option Plan, (B) 2,005,280 outstanding options under the 2014 Omnibus Incentive Plan and (C) 10,805 outstanding shares of restricted stock under the 2014 Omnibus Incentive Plan.

(2)
Excludes restricted stock, which has no exercise price.

(3)
Consists of shares of common stock that may be issued pursuant to stock options, restricted stock and other equity awards under the 2014 Omnibus Incentive Plan. No additional awards may be issued under the 2007 Option Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, our executive officers and persons who beneficially own more than 10% of a registered class of our equity securities ("insiders") to file reports with the SEC regarding their pecuniary interest in our equity securities and any changes thereto, and to furnish copies of these reports to us. Based on our review of the insiders' forms furnished to us or filed with the SEC and representations made by the directors and applicable executive officers, no insiders failed to file on a timely basis a Section 16(a) report in 2015, except that each of Messrs. Dreyer and Klepper filed a late form 4 with respect to grants of restricted stock in October 2015 made pursuant to the non-employee director compensation program.

Availability of 2015 Annual Report to Shareholders

SEC rules require us to provide a copy of our 2015 annual report to shareholders who receive this proxy statement. Our 2015 annual report to shareholders includes our annual report on Form 10-K for 2015 (including certain exhibits). We will also provide copies of our 2015 annual report to shareholders, and to brokers, dealers, banks, voting trustees and their nominees for the benefit of beneficial owners. Additional copies of the 2015 annual report to shareholders (excluding certain exhibits or documents incorporated by reference in our annual report on Form 10-K for 2015) are available to shareholders at no charge upon written request to: Diplomat Pharmacy, Inc., Attention: General Counsel, 4100 S. Saginaw Street, Flint, MI 48507 or on the Investors section of our website at www.diplomat.is.

Requirements for Submission of Shareholder Proposals and Nominations for 2017 Annual Meeting

Under the rules of the SEC, if a shareholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2017 annual meeting of shareholders (pursuant to Rule 14a-8 of the Exchange Act), the proposal must be received by us at our principal executive offices (Diplomat Pharmacy, Inc., Attention: General Counsel, 4100 S. Saginaw Street, Flint, MI 48507) by the close of business on December 23, 2016. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

Any shareholder director nomination or proposal of other business intended to be presented for consideration at the 2017 annual meeting, but not intended to be considered for inclusion in our proxy statement and form of proxy relating to such meeting (i.e. not pursuant to Rule 14a-8 of the Exchange Act), must be received by us at the address stated above not less than 90 days and not more than 120 days before the first anniversary of the date of the 2016 annual meeting. Therefore, such notice must be received between February 6, 2017 and the close of business on March 8, 2017 to be considered timely. However, if our 2017 annual meeting occurs more than 30 days before or 60 days after April 11, 2017, we must receive nominations or proposals (A) not later than the close of business on the later of the 90th day prior to the date of the 2017 annual meeting or the 10th day following the day on which public announcement is made of the date of the 2017 annual meeting, and (B) not earlier than the 120th day prior to the 2017 annual meeting.

The above-mentioned proposals must also be in compliance with our By-Laws and the proxy solicitation rules of the SEC and the NYSE, including but not limited to the information requirements set forth in our By-Laws. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the foregoing and other applicable requirements.

Solicitation by Board; Expenses

We will pay the cost of preparing, assembling, and mailing the proxy materials. We have requested banks, brokers and other nominees to send the proxy materials to, and to obtain proxies from, the beneficial owners and we will reimburse such record holders for their reasonable expenses in doing so. In addition, our directors, officers and regular employees may solicit proxies by mail, telephone, facsimile or in person, but they will not receive any additional compensation for such work.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on June 6, 2016

The 2016 proxy statement and 2015 annual report are available at https://materials.proxyvote.com/25456K.

Your cooperation in giving this matter your immediate attention and in voting your proxies promptly is appreciated.

By Order of the Board of Directors,
Sean M. Whelan Chief Financial Officer, Treasurer and Secretary April 22, 2016

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. DIPLOMAT PHARMACY INC. 4100 SOUTH SAGINAW STREET FLINT, MI 48507 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the AllAll THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" ITEMS NO. 1, 2 AND 3. nominee(s) on the line below. 0 0 0 1. Election of Class II Directors: Nominees 01 Benjamin Wolin 02 Kenneth O. Klepper For 0 0 Against 0 0 Abstain 0 0 2 Ratification of the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016. Advisory approval of named executive officer compensation. 3 NOTE: The shares represented by this Proxy will be voted as directed. If no direction is indicated as to Items 1, 2, or 3, the shares will be voted as the Board recommends, as noted above. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000290822_1 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 10K/AR Wrap is/are available at www.proxyvote.com DIPLOMAT PHARMACY, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS – JUNE 6, 2016 The undersigned, a shareholder of DIPLOMAT PHARMACY, INC., hereby appoints Philip R. Hagerman and Sean M. Whelan, and each of them, with full power of substitution, as proxies to represent and vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Monday, June 6, 2016, at 1:00 p.m., local time, or at any postponements or adjournments thereof. The undersigned hereby instructs said proxies or their substitutes to vote as specified on the reverse side of this card on each of the listed matters and in their discretion on any other matters which may properly come before the meeting or any postponement or adjournment thereof. Continued and to be signed on reverse side 0000290822_2 R1.0.1.25